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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Cantel Medical Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 5, 2017

        The Annual Meeting of Stockholders of Cantel Medical Corp. will be held on Thursday, January 5, 2017 at 9:30 a.m., Eastern Standard Time, at The Harmonie Club, 4 East 60th Street, New York, New York. We are holding the Annual Meeting to:

  1.
  Elect as directors the nine (9) nominees named in the attached Proxy Statement (Proposal 1);

  2.
  Conduct an advisory vote on the compensation of the Company's Named Executive Officers (Proposal 2);

  3.
  Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017 (Proposal 3); and

  4.
  Transact such other business as may properly be brought before the meeting.

        The record date for the Annual Meeting is November 11, 2016. Only our stockholders of record at the close of business on that date may vote at the meeting, or any adjournment of the meeting. A copy of our Annual Report to Stockholders for the fiscal year ended July 31, 2016 is being mailed with this Proxy Statement.

        You are invited to attend the Annual Meeting. Your vote is very important. Whether or not you plan to attend the meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet or by requesting a printed copy of the proxy materials and completing, signing, and returning the proxy card enclosed therein in order that your vote can be recorded.

By order of the Board of Directors
Eric W. Nodiff Corporate Secretary

Little Falls, New Jersey
November 29, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
to Be Held on January 5, 2017.

        This Proxy Statement and the Company's Annual Report are all available free of charge at www.proxyvote.com.

Cantel Medical Corp.
150 Clove Road
Little Falls, NJ 07424

PROXY STATEMENT

        Cantel Medical Corp. (we, Cantel or the Company) are providing these proxy materials in connection with the solicitation by our Board of Directors (the Board) of proxies to be voted at our 2016 Annual Meeting of Stockholders to be held on Thursday, January 5, 2017 beginning at 9:30 a.m. Eastern Standard Time at The Harmonie Club, 4 East 60th Street, New York, New York and at any adjournments thereof. This Proxy Statement is being sent to stockholders on or about November 29, 2016. You should review this information together with our 2016 Annual Report to Stockholders, which accompanies this Proxy Statement.

Information about the Annual Meeting

Q:
Why did you send me this Proxy Statement?

A:
We sent you this Proxy Statement and the enclosed proxy card because the Board is soliciting your proxy to vote at our 2016 Annual Meeting of Stockholders (the meeting) to be held on Thursday, January 5, 2017, or any adjournments of the meeting. This Proxy Statement summarizes information that is intended to assist you in making an informed vote on the proposals described in this Proxy Statement.

Q:
Who can vote at the meeting?

A:
Only stockholders of record as of the close of business on November 11, 2016 are entitled to vote at the meeting. On that date, there were 41,717,329 shares of our common stock (each, a share) outstanding and entitled to vote.

Q:
How many shares must be present to conduct the meeting?

A:
We must have a "quorum" present in person or by proxy to hold the meeting. A quorum is a majority of the outstanding shares entitled to vote. Abstentions and broker non-votes (defined below) will be counted for the purpose of determining the existence of a quorum.

Q:
What matters are to be voted upon at the meeting?

A:
Three proposals are scheduled for a vote:

•
Election as directors of the nine nominees named in this Proxy Statement, to serve until the first Annual Meeting of Stockholders following the fiscal year ending July 31, 2017 (fiscal year 2017);

•
Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers; and

•
Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.

  As of the date of this Proxy Statement, these three proposals are the only matters that our Board intends to present at the meeting. Our Board does not know of any other business to be presented at the meeting. If other business is properly brought before the meeting, the persons named on the enclosed proxy card will vote on these other matters in their discretion.

Q:
How does the Board recommend that I vote?

A:
The Board recommends that you vote:

•
FOR the election of each of the nominees for director named in this Proxy Statement;

•
FOR the proposal to approve (on an advisory basis) the compensation of the Company's Named Executive Officers; and

•
FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.

Q:
How do I vote before the meeting?

A:
You may vote your shares by mail by filling in, signing and returning the enclosed proxy card. For your convenience, you may also vote your shares by telephone and Internet by following the instructions on the enclosed proxy card. If you vote by telephone or via the Internet, you do not need to return your proxy card.

  With respect to the election of directors, you may vote "FOR" or "AGAINST" or abstain from voting with respect to each nominee. For the approval of the advisory vote on the compensation of the Company's Named Executive Officers and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017, you may vote "FOR" or "AGAINST" or abstain from voting.

Q:
May I vote at the meeting?

A:
Yes, you may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting in person, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting in person. For information on how to obtain directions to the meeting, please contact us at (973) 890-7220.

Q:
How do I vote if my broker holds my shares in "street name"?

A:
If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker. For directions on how to vote shares held beneficially in street name, please refer to the voting instruction card provided by your broker.

Q:
What should I do if I receive more than one set of proxy materials?

A:
You may receive more than one set of these proxy materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Q:
How many votes do I have?

A:
Each share that you own as of the close of business on November 11, 2016 entitles you to one vote on each matter voted upon at the meeting. As of the close of business on November 11, 2016, there were 41,717,329 shares outstanding.

Q:
May I change my vote?

A:
Yes, you may change your vote or revoke your proxy at any time before the vote at the meeting. You may change your vote prior to the meeting by executing a valid proxy bearing a later date and delivering it to us prior to the meeting at Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Secretary. You may withdraw your vote at the meeting and vote in person by giving written notice to our Secretary. You may also revoke your vote without voting by sending written notice of revocation to our Secretary at the above address.

Q:
How are my shares voted if I submit a proxy but do not specify how I want to vote?

A:
If you submit a properly executed proxy card, the persons named in the proxy card (or, if applicable, their substitutes) will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board recommends, which is:

•
FOR the election of each of the nominees for director named in this Proxy Statement;

•
FOR the proposal to approve (on an advisory basis) the compensation of the Company's Named Executive Officers; and

•
FOR the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.

Q:
What is a broker non-vote?

A:
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a "broker non-vote." In these cases, the broker can register your shares as being present at the meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (NYSE). If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the proposal to ratify the selection of Ernst & Young LLP even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors or on the advisory vote on executive compensation without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

  Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the voting instruction card. Please return your proxy card to your broker, bank or other nominee and contact the person responsible for your account to ensure that a proxy card is voted on your behalf.

Q:
What vote is required to elect directors?

A:
Under our By-laws and our Corporate Governance Guidelines, nominees for director must be elected by a majority of the votes cast in uncontested elections, such as the election of directors at the meeting. This means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Abstentions and broker non-votes are not counted as votes "for" or "against" a director nominee and therefore have no impact on the outcome of director elections. Any nominee who does not receive a majority of votes cast "for" his or her election would be required to tender his or her resignation promptly following the failure to receive the required vote. Our Board's Nominating and Governance Committee (Nominating Committee) would then be required to make a recommendation to the Board as to whether the

  Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to publicly disclose its decision. In a contested election, the required vote would be a plurality of votes cast.

Q:
What happens in an uncontested election if an incumbent director does not receive enough votes to be elected?

A:
Pursuant to our Corporate Governance Guidelines, each director who fails to receive the required number of votes cast for his or her re-election is required to tender his or her resignation to the Board. Such resignation is subject to acceptance by the Board. In order to ensure that the Company always has a fully functioning Board, if an incumbent director fails to receive the required number of votes cast, he or she continues as a director. The Nominating Committee will act on an expedited basis to determine whether to accept or reject the director's resignation and will submit such recommendation to the Board for prompt consideration. The Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation. The Board will make its decision public as soon as practicable following the meeting.

Q:
What vote is required to approve, on an advisory basis, the compensation of the Company's Named Executive Officers?

A:
This matter is being submitted to enable stockholders to approve, on an advisory basis, the compensation of the Company's Named Executive Officers. Since it is an advisory vote, the provisions of our By-laws regarding the vote required to "approve" a proposal are not applicable to this matter. In order to be approved on an advisory basis, this proposal must receive the "FOR" vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote on the matter. Abstentions will not be counted as votes cast and, therefore, have no effect on the proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Q:
What vote is required to ratify the selection of Ernst & Young LLP as Cantel's independent registered public accounting firm for fiscal year 2017?

A:
For approval of this proposal, the proposal must receive the "FOR" vote of a majority of the votes cast by stockholders present in person or by proxy and entitled to vote on the matter. Because this proposal is considered a discretionary item for which a broker will have discretionary voting power if you do not give instructions with respect to this proposal, there will be no broker non-votes with respect to this proposal. Abstentions will not be counted as votes cast and, therefore, have no effect on the proposal.

Q:
Who will count the votes?

A:
Votes will be counted by an independent inspector of election appointed by the Company.

Q:
Who pays for the solicitation of proxies?

A:
We will pay for the entire cost of soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

Q:
How can I find out the results of the voting at the meeting?

A:
We will announce preliminary results at the meeting. We will report final results in a filing with the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K within four business days after the meeting.

Q:
What is "householding" and how does it work?

A:
The SEC's "householding" rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by writing to Cantel Medical Corp., 150 Clove Road, Little Falls, New Jersey 07424, Attn: Secretary, or by calling us at (973) 890-7220. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

  If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker or other holder of record), the bank, broker or other holder of record may deliver only one copy of the notices of stockholder meetings and related proxy statements to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the notices of stockholder meetings and proxy statements, now or in the future, you may contact us at the address or telephone number above and we will promptly deliver a separate copy. Beneficial owners sharing an address, who are currently receiving multiple copies of the notice of stockholders meetings and proxy statements and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

Director and Officer Owners

        The table below shows the number of shares of our common stock beneficially owned as of the close of business on November 11, 2016 by each of our current directors and nominees for director, and each Named Executive Officer listed in the 2016 Summary Compensation Table below, as well as the number of shares beneficially owned by all of our directors and current executive officers as a group. The table and footnotes also include information about stock options and restricted stock held by directors and executive officers under the Company's 2006 Equity Incentive Plan (2006 Plan) and 2016 Equity Incentive Plan (2016 Plan).

Beneficial Owners	Number of Shares(1)		Number of Unvested Restricted Shares	Options Currently Exercisable or Exercisable Within 60 Days	Total Beneficial Ownership(2)		Percent of Class
Alan R. Batkin	69,603		747	0	70,350		*
Ann E. Berman	4,677		747	0	5,424		*
Joseph M. Cohen(3)	183,909		747	0	184,656		*
Peter G. Clifford	2,576		13,766	0	16,342		*
Charles M. Diker	4,847,367	(4)	3,295	104,167	4,954,829	(4)	11.8%
Mark N. Diker	486,376	(5)	747	0	487,123	(5)	1.2%
Anthony B. Evnin	0		0	0	0		*
Laura L. Forese	1,120		2,215	0	3,335		*
George L. Fotiades	103,223		2,928	0	106,151		*
Jorgen B. Hansen	25,144		22,253	0	47,397		*
Andrew A. Krakauer	74,730		0	0	74,730		*
Ronnie Myers	0		1,383	0	1,383		*
Eric W. Nodiff	32,213	(6)	21,218	0	53,431	(6)	*
Bruce Slovin(3)	213,630	(7)	747	0	214,377	(7)	*
All Directors, Nominees for Director, and Executive Officers as a group (16 persons)	6,045,479	(8)	87,831	104,167	6,237,477	(8)	14.9%

*
Represents beneficial ownership of less than one percent (1%).

(1)
Excludes unvested restricted shares.

(2)
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from November 11, 2016 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from November 11, 2016 have been exercised.

(3)
Messrs. Cohen and Slovin both currently serve as directors but are not nominees for director at this meeting.

(4)
Includes an aggregate of 1,679,392 shares for which Mr. Diker may be deemed to be the beneficial owner comprised of (i) 460,288 shares owned by Mr. Diker's wife, (ii) 224,271 shares owned by trusts for the benefit of Mr. Diker's children, (iii) 84,054 shares held in accounts for Mr. Diker's grandchildren over which he exercises investment discretion (including 46,504 shares disclosed in the chart above as beneficially owned by Mark N. Diker), (iv) 29,430 shares held by the

  DicoGroup, Inc., a corporation of which Mr. Diker serves as Chairman of the Board, (v) 218,321 shares owned by a non-profit corporation of which Mr. Diker and his wife are the principal officers and directors, and (vi) 663,028 shares held in certain other trading accounts over which Mr. Diker exercises investment discretion.

(5)
Includes an aggregate of 46,504 shares owned by a trust for the benefit of his children for which Mr. Diker may be deemed to be the beneficial owner.

(6)
Includes an aggregate of 6,891 shares owned by his wife for which Mr. Nodiff may be deemed to be the beneficial owner.

(7)
Includes an aggregate of 212,703 shares owned by a trust for which Mr. Slovin may be deemed to be the beneficial owner.

(8)
Includes those shares set forth in footnotes (3), (4), (5) and (6) above (but without double counting the 46,504 shares beneficially owned by both Charles M. Diker and Mark N. Diker disclosed in footnotes (3) and (4) above).

Beneficial Owners

        Based on filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (Exchange Act), as of November 11, 2016, the only persons known by us to be the beneficial owner of more than 5% of our common stock was as follows:

Name and Address of Beneficial Owners	Number of Shares		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	4,253,762	(1)	10.2%
Brown Capital Management, LLC 1201 N. Calvert Street Baltimore, MD 21202	5,247,892	(2)	12.6%
Charles M. Diker 150 Clove Road Little Falls, NJ 07424	4,954,829	(3)	11.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,595,086	(4)	6.2%

(1)
This information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on November 9, 2016.

(2)
This information is based solely on a Schedule 13G/A filed by Brown Capital Management, LLC with the SEC on February 16, 2016. Includes beneficial ownership of The Brown Capital Management Small Company Fund.

(3)
See Footnotes 2 and 3 under Table of Director and Officer Owners above.

(4)
This information is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

        Federal securities laws require our executive officers and directors and persons owning more than 10% of our common stock to file certain reports on ownership and changes in ownership with the SEC. Based on a review of our records and other information, we believe that during the fiscal year ended July 31, 2016 (fiscal year 2016), our executive officers and directors and all persons holding more than 10% of our common stock timely filed all such Section 16(a) reports except as described herein. On October 16, 2015, 1,230 restricted shares of common stock were granted to Seth M. Yellin who was required to file a Form 4 to report such acquisition within two business days of the grant. The Form 4 was filed on October 23, 2015. On December 28, 2015, Andrew A. Krakauer sold 9,438 shares of common stock in an open market transaction and was required to file a Form 4 to report such disposition within two business days of the sale. The Form 4 was filed on December 31, 2015. On November 15, 2015, Jorgen B. Hansen had 4,132 shares of common stock withheld by Cantel Medical Corp. to fulfill income tax obligations on the vesting of a restricted stock award for which a Form 4 was required to be filed within two business days of the withholding. The Form 4 was filed on January 7, 2016. On June 15, 2016, Jorgen B. Hansen sold 2,000 shares of common stock in an open market transaction and was required to file a Form 4 to report such disposition within two business days of the sale. The Form 4 was filed on June 21, 2016.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our entire Board is elected each year at the Annual Meeting of Stockholders. The Board is currently comprised of ten members but has approved the reduction of the Board to nine members effective the date of the meeting. All of the nominees listed below except for Anthony B. Evnin are incumbent directors. Two of our current directors, Joseph M. Cohen and Bruce Slovin, are not being renominated. The nomination of each nominee to serve for a one-year term was recommended by our Nominating Committee and approved by the Board. The nine nominees include six independent directors as defined in the NYSE rules and regulations.

        A majority of the votes cast is required for the election of directors in an uncontested election (which is the case for the election of directors at the meeting). A majority of the votes cast means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that nominee. Our Corporate Governance Guidelines contain detailed procedures to be followed in the event that one or more directors do not receive a majority of the votes cast. Each nominee elected as a director will continue in office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or retirement. Each person nominated has agreed to serve if elected.

        The persons named as proxies intend to vote the proxies FOR the election of each of the nominees unless you indicate on the proxy card that your vote should be against or abstain from voting with respect to any of the nominees. If for some reason any director nominee is unable to serve, the persons named as proxies may vote for a substitute nominee recommended by the Board, and unless you indicate otherwise on the proxy card, the proxies will be voted in favor of the remaining nominees.

        The following persons have been nominated as directors:

Name and Principal Occupation or Position	Age	Has Been a Director Since
Alan R. Batkin	72	2004

Chairman and CEO of Converse Associates, Inc., a strategic advisory firm, since January 2013. From February 2007 until December 2012, Mr. Batkin served as Vice Chairman of Eton Park Capital Management, L.P., an investment firm. For more than five years prior thereto, Mr. Batkin served as Vice Chairman of Kissinger Associates, Inc., a geopolitical consulting firm that advises multi-national companies. He is also a director of Hasbro, Inc. (NASDAQ), a toy and game company, Omnicom Group, Inc. (NYSE), a global marketing and corporate communications company, and Pattern Energy Group,  Inc. (NASDAQ), an independent power company. We believe that Mr. Batkin's specific banking, consulting and directorial experience described above qualifies him for service on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
Ann E. Berman	64	2011

From October 1994 through June 2009, Ms. Berman served in various financial capacities at Harvard University, most recently (commencing April 2006) as senior advisor to the president of Harvard University and prior thereto as Vice President of Finance and Chief Financial Officer (CFO). Ms. Berman is a certified public accountant (CPA), and is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a commercial property-casualty insurer; an offshore drilling company; a natural gas transportation and storage company; and a luxury lodging company; and Eaton Vance Corporation, an investment manager. We believe that Ms. Berman's accounting and financial management expertise and service as an audit committee member and chair of other public companies qualify her for service on the Board.

Charles M. Diker	81	1985

Chairman of the Board since 1986 and a member of the Office of the Chairman since April 2008. Mr. Diker was responsible for the Company's transitioning into infection prevention. He has also served as Chairman and co-founder of Diker Management LLC, a registered investment advisor, for over ten years. He is also a director of Loews Corporation (NYSE), a holding company whose subsidiaries include a commercial property-casualty insurer; an offshore drilling company; a natural gas transportation and storage company; and a luxury lodging company. We believe that Mr. Diker's thirty-one years of service as Chairman and a director of Cantel, knowledge of the Company's business and his strong strategic vision for the Company qualify him to serve on the Board.

Mark N. Diker	50	2007

CEO and co-founder of Diker Management LLC, a registered investment adviser, for more than the past five years. We believe that Mr. Diker's experience in investment-related matters and ability to assist in the analysis of acquisition targets qualify him to serve on the Board.

Anthony B. Evnin	75	—

Partner, Venrock, a venture capital firm, since 1975. Mr. Evnin currently serves on the Board of Directors of Juno Therapeutics, Inc. (NASDAQ), AVEO Pharmaceuticals, Inc. (NASDAQ), and Infinity Pharmaceuticals, Inc. (NASDAQ) as well as on the Board of one private company, Constellation Pharmaceuticals. He was formerly a Director of over 35 companies, both public and private, in the life sciences area. He is a Member of the Boards of Overseers and Managers of Memorial Sloan-Kettering Cancer Center, a Trustee of The Jackson Laboratory, a Director of the New York Genome Center, a Member of the Board of Directors of the Albert and Mary Lasker Foundation, a Trustee Emeritus of Princeton University, and a Trustee Emeritus of The Rockefeller University. We believe that Mr. Evnin's long time experience in the healthcare and life sciences area qualifies him to serve on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
Laura L. Forese	55	2015

Executive Vice President and Chief Operating Officer of NewYork-Presbyterian, a comprehensive academic health care delivery system in collaboration with two renowned medical schools, Weill Cornell Medicine and Columbia University College of Physicians & Surgeons. NewYork-Presbyterian includes academic medical centers, regional hospitals, employed and affiliated physician practices and ambulatory and post-acute facilities. Dr. Forese is responsible for all enterprise operations as well as strategy and execution of acquisitions and partnerships. She is also chairwoman of the board of directors of NIH Clinical Center, the nation's premier hospital devoted to clinical research. Dr. Forese was President of NYP Healthcare System (now subsumed into NewYork-Presbyterian) from 2013 to 2015 and Group SVP and COO NYP/Weill Cornell from 2011 to 2015. Board certified in orthopaedic surgery, she was a practicing faculty member of Columbia University from 1993 to 2002 and was Vice Chair from 1998 to 2002. We believe that Dr. Forese's experience as a hospital executive, faculty member and practicing physician in one of the largest health care enterprises in the United States qualifies her to serve on the Board.

George L. Fotiades	63	2008

Partner, Healthcare investments at Diamond Castle Holdings, LLC, a private equity firm, since April 2007. For more than five years prior thereto, Mr. Fotiades served as President and COO of Cardinal Health, Inc., a leading provider of healthcare products and services. Mr. Fotiades is also a director of Prologis, Inc. (NYSE), a leading owner, operator and developer of industrial real estate, and AptarGroup Inc. (NYSE), a leader in the global dispensing systems industry. He has served as Vice Chairman of the Board of Cantel and a non-executive member of the Office of the Chairman since April 2008. We believe that Mr. Fotiades' extensive experience in executive management of global operations, strategic planning, and sales and marketing, particularly in the healthcare industry, qualifies him to serve on the Board.

Jorgen B. Hansen	49	2016

CEO and member of the Office of the Chairman of the Company since August 2016. Mr. Hansen has also served as President of the Company since November 2014. Prior thereto, from November 2012 to July 2016, he served as COO of the Company, and from November 2012 to November 2014, he served as Executive Vice President of the Company. He also served as President and CEO of Medivators Inc., a subsidiary of the Company from November 2012 to July 2015. Prior to joining the Company, Mr. Hansen had global leadership positions with increasing responsibility within the healthcare and medical devices industry for over fifteen years. Most recently, he was Senior Vice President, Global Marketing, Business Development, Science and Innovation for ConvaTec Corp. We believe that Mr. Hansen's detailed knowledge of the Company's business and operations, his current service as President and CEO of the Company, his past service as COO of the Company and CEO of Medivators Inc., and his experience in international healthcare-related markets qualify him to serve on the Board.

Name and Principal Occupation or Position	Age	Has Been a Director Since
Ronnie Myers	64	2016

Senior Associate Dean for Academic and Administrative Affairs at Touro College of Dental Medicine at New York Medical College since June 2016. From January 2011 to June 2012 and then again from August 2013 to May 2016, Dr. Myers served as Vice Dean for Administration of Columbia University College of Dental Medicine. He served as Interim Dean of Columbia University College of Dental Medicine from July 2012 to July 2013. Dr. Myers maintained a private practice in general dentistry for 36 years and currently delivers lectures on the topic of infection prevention in the field of dentistry. We believe that Dr. Myers' experience in dentistry and infection prevention, coupled with his practical experience, qualify him to serve on the Board.

        The Board recommends that you vote "FOR" the election of each of the nine nominees.

 CORPORATE GOVERNANCE

        We seek to follow best practices in corporate governance in a manner that is in the best interests of our business and our stockholders. We are in compliance with the corporate governance requirements imposed by the Sarbanes-Oxley Act, the SEC and the NYSE and will continue to review our policies and practices to meet ongoing developments in this area.

Code of Business Conduct and Ethics; Executive Compensation Clawback Policy

        All of our directors and employees, including our Chief Executive Officer (CEO), CFO, all other senior financial officers and all other executive officers, are required to comply with our Code of Business Conduct and Ethics. You can access our Code of Business Conduct and Ethics by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Code of Business Conduct and Ethics is also available without charge in print to any requesting stockholder. We post amendments to, and waivers of, our Code of Business Conduct and Ethics, as applicable, on our website.

        During fiscal year 2016, the Board adopted an Executive Compensation Clawback Policy under which a designated officer of the Company, if found to have engaged in misconduct causing a restatement of financial statements, could have a portion of his or her compensation recovered by the Company to the extent of the benefit received by such officer based on the financial statements that were restated. You can access our Executive Compensation Clawback Policy by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com.

Corporate Governance Guidelines

        Our Corporate Governance Guidelines reflect the principles by which we operate. From time to time, the Nominating Committee and the Board review and revise our Corporate Governance Guidelines in response to regulatory requirements and evolving best practices. You can access our Corporate Governance Guidelines by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com. The Corporate Governance Guidelines are also available without charge in print to any requesting stockholder.

Certain Relationships and Related Person Transactions

        Our Corporate Governance Guidelines address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, any related person transaction that would require disclosure by us under Item 404(a) of Regulation S-K of the rules and regulations of the SEC, including those with respect to a director, a nominee for director or an executive officer, must be reviewed and approved or ratified by the Nominating Committee, excluding any director(s) interested in such transaction. Any such related person transactions will only be approved or ratified if the Nominating Committee determines that such transaction will not impair the involved person(s)' service to, and exercise of judgment on behalf of, the Company, or otherwise create a conflict of interest that would be detrimental to the Company.

        Mark N. Diker, our Chairman's son, has served as a director of Cantel since October 18, 2007. Because of such family relationship, he is not treated as an independent director. During fiscal year 2016, Mr. Mark Diker's total compensation was approximately $50,000 and he was awarded 747 restricted shares under the 2016 Plan in connection with his directorship at Cantel.

        Other than compensation paid to our executive officers and directors and disclosed in this Proxy Statement or otherwise approved by our Compensation Committee or Board, we did not engage in any related person transactions in fiscal year 2016.

BOARD MATTERS; COMMITTEES

Board Meetings and Attendance of Directors

        The Board held six meetings, four regular meetings and two special meetings, during fiscal year 2016. During fiscal year 2016, each of the directors attended 75% or more of the combined total meetings of the Board and the respective committees on which he or she served. Directors are required to make every reasonable effort to attend the Annual Meeting of Stockholders. All nine individuals then serving as members of the Board attended our last Annual Meeting of Stockholders.

Director Independence

        In determining independence pursuant to NYSE standards, each year the Board affirmatively determines whether directors have a direct or indirect material relationship with the Company that may interfere with their ability to exercise their independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board has affirmatively determined that the following five directors have no material relationship with us and are independent within the meaning of Rule 10A-3 of the Exchange Act and within the NYSE definition of "independence": Alan R. Batkin, Ann E. Berman, Laura L. Forese, George L. Fotiades and Ronnie Myers. In addition, the Board has determined that Anthony B. Evnin would, if elected at the meeting, also meet applicable independence definitions. Our Board has also concluded that none of these directors possessed the objective relationships set forth in the NYSE listing standards that prevent independence. None of our independent directors has any relationship with the Company other than his or her service as a director and on committees of the Board. Independent directors receive no compensation from us for service on the Board or the Committees other than directors' fees and equity grants under our 2016 Plan.

Executive Sessions; Presiding Director

        As required by the NYSE listing standards, our non-management directors meet in executive sessions at which only non-management directors are present on a periodic basis, generally following meetings of the full board of directors. Meetings of non-management directors are generally followed by meetings of the independent directors. Mr. Batkin serves as the presiding independent director (Presiding Director) and is the chairperson for all non-management and independent director meetings. He has been selected by our non-management directors to serve in such position each year since December 2004. In addition, Mr. Fotiades, in his capacity as Vice Chairman of the Board, performs certain responsibilities sometimes attributable to a presiding or lead director, particularly with respect to helping build and maintain a productive relationship between the Chairman and the CEO as well as the Board and the CEO.

Communications with Directors; Hotline

        You may contact the entire Board, any Committee, the Presiding Director or any other non-management directors as a group or any individual director by visiting www.cantelmedical.alertline.com, or by calling our toll-free Hotline at 1-800-826-6762 (for calls originated within the United States or Canada). For calls originated outside the United States and Canada, the toll-free Hotline number is 1-800-714-4152; please visit our website identified below or the AT&T website http://www.business.att.com/bt/access.jsp for international access codes required for calls originated outside the United States and Canada. An outside vendor collects all reports or complaints and delivers them to our General Counsel and Chief Compliance Officer, who, in appropriate cases, forwards them to the Audit Committee and/or the appropriate director or group of directors or member of management. You are also welcome to communicate directly with the Board at the meeting. Additional information regarding the Hotline can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com.

Committees

        The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. All members of the Audit Committee, the Compensation Committee, and the Nominating Committee are independent directors within the definition in the NYSE listing standards and Rule 10A-3 of the Exchange Act. Each of the Committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by us. The Board-approved charters of each of the Committees can be found by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com or (free of charge) by sending a written request to Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Secretary.

        Audit Committee.    The Audit Committee is composed of Ms. Berman (Chair) and Messrs. Batkin and Fotiades. All of the Audit Committee members are financially literate, and at least one member has accounting and financial management expertise. The Board has determined that Ms. Berman qualifies as an "audit committee financial expert" for purposes of the federal securities laws. Ms. Berman developed such qualifications through her skills as a CPA and her service as a Vice President of Finance and CFO of Harvard University.

        The Audit Committee performs the following functions: (1) assisting the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of our financial statements, (b) our compliance with legal and regulatory requirements, (c) the independent registered public accounting firm's qualifications and independence, and (d) the performance of our internal audit function and independent registered public accounting firm and (2) preparing a report in accordance with the rules of the SEC to be included in our annual proxy statement.

        The Audit Committee held five meetings during fiscal year 2016, of which four were meetings held prior to the filing of our Quarterly Reports on Form 10-Q or Annual Report on Form 10-K for the primary purpose of reviewing such reports and the quarterly financial closing process.

        Compensation Committee.    The Compensation Committee is composed of Messrs. Batkin (Chairman) and Cohen and Dr. Forese. The Board will select a replacement for Mr. Cohen shortly following the meeting. The Compensation Committee performs the following functions: (1) discharging the Board's responsibilities relating to compensation of our executive officers; (2) producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations; and (3) administering our equity incentive plans in accordance with the terms of such plans. The Compensation Committee held four meetings during fiscal year 2016. In discharging its responsibilities, the Compensation Committee, among other things, evaluates the CEO's performance and determines and approves the CEO's compensation level based on such evaluation. The Compensation Committee also determines and approves the compensation of other executive officers. The CEO makes recommendations to the Compensation Committee regarding the amount and form of his compensation and the compensation of our other executive officers. Neither our management nor the Compensation Committee retained any compensation consultants with respect to fiscal year 2016 compensation. However, Frederic W. Cook & Co. (FW Cook), an independent compensation consultant was retained directly by the Compensation Committee to provide advice with respect to executive compensation for fiscal year 2017 as well as CEO transition activities related to the retirement of our CEO on July 31, 2016. FW Cook's primary responsibility was to review our existing annual and long-term incentive plan designs and provide advice to the Compensation Committee on refinements and modifications to the plans in preparation for fiscal year 2017.

        Compensation Committee Interlocks and Insider Participation.    None of the directors who served on the Compensation Committee during fiscal year 2016 is or has been an officer or employee of the Company or had any relationship that is required to be disclosed as a transaction with a related person. During fiscal year 2016, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our Board or our Compensation Committee.

        Nominating Committee.    The Nominating Committee is composed of Mr. Fotiades (Chairman), Dr. Forese, Mr. Slovin and Dr. Myers. The Nominating Committee performs the following functions: (1) identifying individuals qualified to become Board members, consistent with criteria approved by the Board and recommending that the Board select the director nominees for the next Annual Meeting of Stockholders; (2) developing and recommending to the Board the Corporate Governance Guidelines; (3) overseeing evaluation of the Board and management and (4) reviewing and assessing the compensation paid to members of the Board and its committees. The Nominating Committee held one meeting during fiscal year 2016.

Board Leadership Structure

        The CEO and Chairman roles at Cantel are separated between Jorgen B. Hansen (who assumed the CEO role on August 1, 2016) and Charles M. Diker, respectively, in recognition of their differing responsibilities. The CEO is responsible for leading the organization's day-to-day performance, executing the Company's strategies and ensuring the success of our acquisition program. The Chairman is responsible for advising the CEO, collaborating on acquisitions, and presiding over meetings of the Board. In addition, the Chairman and the CEO have principal responsibility for setting the strategic direction of the Company. Although we do not have a formal policy regarding whether the offices of Chairman and CEO should be separate, our Board believes that the existing leadership structure, with the separation of the Chairman of the Board and CEO roles, enhances the accountability of the CEO to the Board and strengthens the Board's independence from management. In addition, the Board believes that having a separate Chairman creates an environment that is more conducive to the objective evaluation and oversight of management's performance, increasing management accountability, and improving the ability of the Board to monitor whether management's actions are in the best interests of the Company and our stockholders.

Board Role in Risk Oversight

        The Board, through its Audit Committee, is responsible for oversight of the Company's management of enterprise risks. Cantel's senior management is responsible for the Company's risk management process and the day-to-day supervision and mitigation of enterprise risks. Management of the Company advises the Audit Committee and Board on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. We do not believe our Board's oversight of risk influences our leadership structure, though we believe our leadership structure helps mitigate risk by separating oversight of our day-to-day business from the oversight of our Board.

Selection of Nominees for Election to the Board

        The Nominating Committee has established a process for identifying and evaluating nominees for director. Although the Nominating Committee will consider nominees recommended by stockholders, the Nominating Committee believes that the process it utilizes to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further our purposes. Any interested person may recommend a nominee by submitting the nomination, together with appropriate biographical information, to the Nominating Committee, c/o Cantel Medical Corp., 150 Clove Road, Little Falls, NJ 07424, Attn: Secretary. All recommended candidates will be considered using the criteria set forth in our Corporate Governance Guidelines.

        The Nominating Committee will consider, among other things, the following factors to evaluate recommended nominees: the Board's current composition, including expertise, diversity, balance of management and non-management directors, independence and other qualifications required or recommended by applicable laws, rules and regulations (including NYSE requirements) and company policies or procedures. Although the Board considers diversity as a factor to be considered in identifying and evaluating nominees, it does not have any formal policy with respect to diversity. The Nominating Committee will also consider the general qualifications of potential nominees, including, but not limited to personal integrity; concern for Cantel's success and welfare; experience at strategy/policy setting level; high-level leadership experience in business or administrative activity; breadth of knowledge about issues affecting Cantel; an ability to work effectively with others; sufficient time to devote to the Company; and freedom from conflicts of interests.

 EXECUTIVE OFFICERS OF CANTEL

Name	Age	Position
Charles M. Diker	81	Chairman of the Board and member of Office of the Chairman
Jorgen B. Hansen	49	President, CEO and member of Office of the Chairman
Peter G. Clifford	46	Executive Vice President, CFO and member of Office of the Chairman
Eric W. Nodiff	59	Executive Vice President, General Counsel, Secretary and member of Office of the Chairman
Seth M. Yellin	42	Executive Vice President, Strategy and Corporate Development and member of Office of the Chairman
Steven C. Anaya	46	Senior Vice President and Chief Accounting Officer

        Set forth below is certain biographical information concerning our current executive officers who are not also directors:

        Mr. Clifford has served as Executive Vice President and CFO of the Company since March 2015. Prior to joining the Company, Mr. Clifford served in various financial positions with increasing responsibility for over twenty years. For more than five years prior to joining the Company, he was Group Vice President of Operations Finance and Information Technology for IDEX Corporation.

        Mr. Nodiff has served as Executive Vice President and General Counsel since November 2014. Prior thereto, from January 2005 through November 2014, he served as Senior Vice President and General Counsel. He has also served as Secretary since January 2009.

        Mr. Yellin has served as Executive Vice President, Strategy and Corporate Development of the Company since September 2016. Prior thereto, from March 2013 to September 2016, he served as Senior Vice President—Corporate Development, and from April 2012 through March 2013, he served as Vice President—Corporate Development. From January 2011 through January 2012, Mr. Yellin was an analyst in the Medical Devices & Life Science Tools segment of Citadel Asset Management and from May 2009 through January 2011 he served as Managing Director, Senior Health Care Analyst at Millennium Partners.

        Mr. Anaya, who has been employed by us in various capacities since March 2002, has served as a Senior Vice President and Chief Accounting Officer of the Company since November 2014. He previously served as Vice President and Controller. Mr. Anaya is a CPA and a chartered global management accountant (CGMA).

 COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our "Named Executive Officers" (NEOs) for fiscal year 2016, who were:

  •
  Charles M. Diker—Chairman of the Board

  •
  Andrew A. Krakauer—CEO (who retired as CEO and a director on July 31, 2016)

  •
  Jorgen B. Hansen—President and COO (who was promoted to President and CEO, and appointed to the Board of Directors, on August 1, 2016)

  •
  Peter G. Clifford—Executive Vice President and CFO

  •
  Eric W. Nodiff—Executive Vice President, General Counsel and Secretary

        All of the NEOs served as members of the Office of the Chairman through July 31, 2016. Mr. Krakauer ceased serving in such position upon his retirement as CEO.

•
Fiscal Year 2016 Performance Highlights; Non-GAAP financial measures

        Fiscal year 2016 was a very successful year for the Company as we significantly improved every key financial performance metric. We delivered record top and bottom line performance and improved cash flows, while investing strategically in the business and closing three acquisitions. Performance highlights included the following:

  •
  Net sales increased 17.7% to a record $664,755,000.

  •
  Net income under generally accepted accounting principles (GAAP) increased by 25.0% to $59,953,000 from $47,953,000.

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  Diluted EPS increased by 25.2% to $1.44 from $1.15.

  •
  Adjusted (non-GAAP) diluted EPS increased by 21.5% to $1.75 from $1.44.

•
How Pay Was Tied to the Company's Performance in Fiscal Year 2016

        Historically, our annual cash incentive awards have been the only form of executive compensation directly tied to performance. As discussed below, payment of cash incentive awards are tied to our non-GAAP earnings per share (EPS). Our fiscal year 2016 results and compensation decisions illustrate that our pay-for-performance philosophy works as intended, with incentive-based cash bonuses being driven by performance. In alignment with our pay-for-performance philosophy, the annual incentive payout for each of our NEOs was above target due to the Company's strong non-GAAP EPS compared to the targets established at the beginning of the fiscal year. The Company's non-GAAP EPS performance significantly exceeded the fiscal year 2016 target.

•
Change in Compensation Approach for Fiscal Year 2017—Increased Tie to Company's Performance

        Prior to fiscal year 2016, annual cash incentive awards and long-term equity awards were granted in October following the end of each fiscal year based on targets established at the beginning of the fiscal year (as described below). For example, in October 2015 following fiscal year 2015, executives were paid cash bonuses and issued restricted stock awards based on targets established in the beginning of fiscal year 2015. However, in the beginning of fiscal year 2016, the Compensation Committee modified its compensation approach. It decided that commencing with fiscal year 2017, the Company would further the alignment of pay with performance by delivering an increased portion of executive pay through "at-risk" variable incentive awards that help ensure that realized pay is tied to attainment of critical operational goals and sustainable appreciation in stockholder value. The Compensation Committee agreed that equity awards would be granted in October at the beginning of each fiscal year (not in the October following the end of the prior fiscal year, as had been the historical practice) and, for the first time, granted performance-based equity grants. As described below, the fiscal year 2017 performance-based equity awards are tied to achievement of fiscal year 2017 budgeted revenue and the 3-year relative total stockholder return (TSR) performance as measured against the S&P Healthcare Equipment Index. Therefore, while equity grants were made to executives in October 2016 (consistent with prior years), such grants were attributable to fiscal year 2017 rather than fiscal year 2016.

        In addition, commencing with fiscal year 2017, the Compensation Committee adopted a compensation program with established award targets and performance targets such that it would have limited discretion in making bonus awards to ensure deductibility of executive compensation in excess of one million dollars under Internal Revenue Code (the Code) Section 162(m) (Section 162(m)).

•
Compensation Philosophy and Objectives

        The approach to our compensation is designed to accomplish the following objectives:

  •
  Pay-for-Performance.  To reward performance that drives the achievement of the Company's short- and long-term goals and, ultimately, stockholder value. As mentioned above, our pay-for-performance orientation is significantly increasing in fiscal year 2017.

  •
  Align Management and Stockholder Interests.  To align the interests of our executive officers with our stockholders by using long-term, equity-based incentives, maintaining stock ownership and retention guidelines that encourage a culture of ownership, and rewarding executive officers for sustained and superior Company performance as measured by operating results and TSR.

  •
  Attract, Retain, and Motivate Talented Executives.  To compete and provide incentives for talented, high-performing executives.

  •
  Address Risk-Management Considerations.  To motivate our executives to pursue objectives that create long-term stockholder value and discourage behavior that could lead to unnecessary or excessive risk-taking inconsistent with our strategic and financial objectives, by providing a certain amount of fixed pay and balancing our executives' at-risk pay between short-term (one-year) and long-term (three-year) performance horizons, using a variety of financial and other performance metrics.

  •
  Support Financial Efficiency.  To help ensure that payouts under our cash-based and equity-based incentive awards are appropriately supported by performance and to allow the Compensation Committee to design these awards in a way that is intended to be treated as performance-based compensation that is tax deductible by the Company under Section 162(m), as appropriate.

What the Company's Compensation Program is Designed to Reward

        The Company's business plan emphasizes growth through the expansion of existing operations (i.e., organic growth) and the addition of new products through acquisitions and product development. This strategy is advanced by identifying and acquiring businesses; effectively integrating acquired operations, personnel, products and technologies into the organization; retaining and motivating key personnel throughout the Company; attracting and retaining customers; and encouraging new product development. In addition, the Company relies on its executives to sustain and efficiently manage current businesses while adapting and growing its business segments in response to the ever-changing competitive landscape, and, in general, to maximize stockholder value. The compensation program is designed to reward the NEOs for successfully managing these tasks, increasing earnings of the Company, and creating stockholder value.

        The abilities and performance of the Company's executives are critical to the Company's long-term success, and the objectives of the compensation program are designed to complement each other by balancing the Company's interest in achieving both its short-term and long-term goals. Base salary and incentive-based cash bonuses are paid to reward performance and the achievement of short-term objectives and equity awards are used to align the executives' interests with the long-term success of the Company and to attract and retain executives.

Responsibilities in Setting Executive Compensation

        The Compensation Committee has responsibility for determining executive compensation. The Compensation Committee is made up entirely of independent directors as defined by our Governance Guidelines and NYSE listing standards. It regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. In particular, the Compensation Committee (i) oversees our executive compensation program, (ii) approves the performance goals for our NEOs, evaluates results against those targets each year, and determines and approves the compensation of our CEO and our other NEOs, as well as any other executive officer of the Company as well as division and regional presidents, and (iii) makes recommendations to the Board with respect to the structure of overall incentive and equity-based plans. The Compensation Committee makes its determinations regarding executive compensation after consulting with the Chairman and the CEO and, if retained, the Compensation Committee's independent compensation consultant (as further described below), and its decisions are based on a variety of factors, including the Company's performance, individual executives' performance, and input and recommendations from the Chairman and the CEO. Individual performance is evaluated primarily based on the consolidated performance of the Company, and, in the case of division and regional presidents, on the business or operations for which the executive is responsible, the individual's skill set relative to industry peers, overall experience and time in the position, the critical nature of the individual's role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, role relative to that of other executive officers, and, in the case of externally recruited NEOs, compensation earned with a prior employer. NEOs do not have a role in the determination of their own compensation, but the Chairman of the Board and the CEO do discuss their compensation with the Compensation Committee. Following the Compensation Committee's determination of the Chairman's annual equity award and other compensation, the Board is requested to consider and ratify such compensation. The Compensation Committee currently consists of Mr. Batkin (Chairman), Mr. Cohen and Dr. Forese. Since Mr. Cohen is not renominated as a director, the Board will select a replacement for Mr. Cohen on the Compensation Committee promptly following the meeting.

Role of Compensation Data and Independent Consulting Firm

        The Compensation Committee did not utilize any specific survey data or benchmarking with respect to fiscal year 2016 compensation of the CEO or any of the other NEOs, though it has in the past and may do so in the future. Instead, the Compensation Committee relied on its own analyses and processes described herein in setting fiscal year 2016 compensation for the NEOs.

        Although the Compensation Committee did not retain any independent consulting firm to provide advice with respect to executive compensation for fiscal year 2016, it retained FW Cook as an independent compensation consultant to provide advice with respect to executive compensation for fiscal year 2017. FW Cook's primary responsibility was to review our existing annual and long-term incentive plan designs and provide advice to the Compensation Committee on refinements and modifications to the plans in preparation for fiscal year 2017. The Compensation Committee also retained FW Cook with respect to the compensation-related aspects of our CEO transition, which took place at the end of FY 2016.

        The Committee has assessed the independence of FW Cook pursuant to the New York Stock Exchange listing standards and SEC rules and is not aware of any conflict of interest that would prevent FW Cook from providing independent advice to the Committee concerning executive compensation matters.

Elements of the Compensation Program; Why the Compensation Committee Chose Each Element and How Each Relates to the Company's Objectives

        The two principal elements comprising executive compensation are cash and equity awards. The cash element is divided into base salary and annual cash incentives. The equity element historically consisted of restricted stock awards (subject to a risk of forfeiture) and, with respect to Mr. Diker, stock options, under the Company's 2006 Plan or 2016 Plan. These elements complemented each other and gave the Compensation Committee flexibility to create compensation packages that provided short and long-term incentives in line with the Company's approach to compensation. Such approach was designed to provide the executive sufficient cash to be competitive with other employment opportunities, while at the same time providing the executive with an incentive to build stockholder value by aligning the executive's interests with those of our stockholders.

        Prior to fiscal year 2016, cash awards and equity awards were granted each October following the end of the fiscal year based on targets established at the beginning of the fiscal year (as described below). However, as described above in the executive summary, in the beginning of fiscal year 2016, the Compensation Committee decided that commencing with fiscal year 2017, equity awards would be granted at the beginning of the fiscal year and would include (for the first time) performance-based equity grants, as described below, in addition to strictly time-based equity grants. Therefore, while equity grants were made to executives in October 2016, such grants were attributable to fiscal year 2017 rather than fiscal year 2016.

Cash

        Base salary is the primary fixed element of the Company's compensation program and is used to attract and retain, as well as motivate and reward, executive officers. In determining the base salary of NEOs, the Compensation Committee considers the experience, skills, knowledge and responsibilities required of the executive officer in his role, specifically, the functional role of the position, the level of the individual's responsibility, the ability to replace the individual, and if applicable, the base salary of the individual at his or her prior employment.

        Short-term incentive compensation is an opportunity for executives to receive cash bonuses based on the Company's (or its divisions') annual financial performance. The short-term incentive compensation is intended to reward performance for the most recently completed fiscal year when financial objectives are achieved and motivate and retain qualified individuals who have the opportunity to influence future results, advance business objectives, and enhance stockholder value. Likewise, this element of compensation is designed to provide a reduced award or no award when financial objectives are not achieved. Target amounts for the annual bonus opportunity are historically established within 75 days after the commencement of the fiscal year and are based on achievement of a financial metric, which in fiscal year 2016 was non-GAAP EPS. The exact annual metric and targets are determined and approved by the Compensation Committee each year. In addition, the Compensation Committee historically had the flexibility to award additional discretionary bonuses to recognize and reward performance in excess of measurable performance objectives. In fiscal year 2016, as described below, the Compensation Committee exercised such discretion to award such discretionary bonuses. However, for fiscal year 2017, to ensure deductibility of executive compensation in excess of one million dollars under Section 162(m), the Compensation Committee approved a compensation program with established award targets and performance targets with limited discretion in making bonus awards.

        The Compensation Committee agreed that for fiscal year 2016, Mr. Diker would be entitled to receive a target bonus of $150,000 if the Company achieved the annual financial performance targets imposed on executives for fiscal year 2016. However, Mr. Diker is not entitled to any discretionary bonus for over-achievement of the performance objectives.

        For fiscal year 2016, the Compensation Committee established a target level, as a percentage of base salary, for each member of senior management (exclusive of Mr. Diker) for purposes of determining cash bonuses. Achievement of the target levels was based on attainment of the Company's fiscal year 2016 targeted diluted non-GAAP EPS and, in the case of division CEOs, budgeted operating income for the applicable division. Factors included in the process of determining senior management target levels, as well as discretionary additional bonuses, were business performance, scope of responsibilities and accountability, competitive and other industry compensation data, special circumstances and expertise, individual performance, comparison with compensation of our other senior managers and recommendations of the Chairman of the Board and the CEO.

Equity

        The primary purpose of equity grants is to contribute to the motivation of key employees in accomplishing the Company's long-term strategic, operational and financial objectives as well as stockholder value goals. Equity awards (which may consist of restricted stock, stock options, stock appreciation rights or performance awards) are granted to NEOs under our 2016 Plan in order to give them an ownership interest in the Company, thereby aligning their interests with those of the stockholders and providing a long-term incentive. Restricted stock awards consist of awards of the Company's common stock subject to specified vesting restrictions or conditions including, among other things, continued employment with the Company. Stock options and stock appreciation rights (rights to receive a payment equal to the increase in fair market value of the Company's common stock since the grant date thereof) are equity awards whose value depends on an increase in the Company's common stock price. For more than the past five years, the Compensation Committee has awarded only restricted stock and no stock options to management, other than Mr. Diker who, as discussed below, received stock options. Grants of restricted stock have intrinsic value regardless of price appreciation, and may create a stronger alignment of interests between management and other stockholders. In addition, the Compensation Committee believes that due to their intrinsic value, restricted shares may have a stronger retentive effect on management than stock options.

        During fiscal year 2016 (in October 2015), restricted stock awards were granted to management under the Company's Long Term Incentive Plan (LTIP), although these awards were deemed attributable to fiscal year 2015 and described in last year's proxy statement. Following fiscal year 2016 (in October 2016), the LTIP was terminated and restricted stock awards were granted to management, but such awards, half of which are performance-based restricted stock awards, are deemed attributable to fiscal year 2017. Mr. Diker did not participate in the LTIP but in October 2015 he received stock options and in October 2016 he received a time-based restricted stock award. The awards to Mr. Diker were approved by the Compensation Committee and ratified by the Board.

        The Compensation Committee has typically imposed time-based vesting conditions on stock options and restricted stock awards because it believes that time-based vesting encourages recipients of awards to remain employed by the Company and continue to provide services to us, and also encourages recipients to build stockholder value over a long period of time. As with other issued shares of our common stock, recipients of restricted stock (but not stock options) under our 2016 Plan are entitled to receive dividends we pay on our common stock.

Risk in Our NEO Compensation Program

        Our Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. We believe the base salary levels of our executives mitigate excessive risk-taking behavior by providing reasonable predictability in the level of income earned by each executive and alleviating pressure on executives to focus exclusively on stock price performance to the detriment of other important business metrics. We also provide a mixture of both short-term and long-term incentives. With a significant weighting on long-term incentives that are subject to time-based vesting, we believe NEOs' incentives are aligned with those of our stockholders and short-term risk taking is discouraged. In addition, the performance measures used for short-term incentives are intended to be challenging yet attainable, so that it is more likely than not that the executives will earn all or a substantial portion of their target bonus annually, which mitigates the potential that our executives will take excessive risks. For fiscal year 2016, we used non-GAAP EPS as the relevant metric. Also, for fiscal year 2016, short-term incentives in the form of annual performance bonus payouts were established, depending on a NEO's position, at between 55-100% of base salary for on-target performance. The Compensation Committee believes that extraordinary performance warrants a higher payout but with a cap of 200% of targeted bonus, which mitigates the likelihood that our executives will take excessive risks. In addition, stock options and restricted stock awards granted to employees generally vest annually over three years, so executives always have a significant amount of value at stake through unvested awards that could decrease significantly in value if our business is not managed for the long term. The Compensation Committee further retains discretion to reduce or not pay awards under these plans due to a NEO's misconduct or poor performance.

How the Compensation Committee Chose Amounts and Formulas for Each Element

        Base Salary.    Currently the Compensation Committee approves the base salaries of all NEOs; however, the base salary of Mr. Diker, who provides services to the Company on a part time basis, is also subject to approval by the Compensation Committee as well as the Board. Annual base salary increases of executives typically occur on February 1 of each year with additional increases occurring on a case-by-case base to recognize promotions, for market-based adjustments, and the like. For example, on July 31, 2016, the base salary of Mr. Hansen (then serving as President and COO) was increased upon being promoted to President and CEO. The base salary history of NEOs during fiscal year 2016, as well as the current base salaries of the NEOs (other than Mr. Krakauer, who resigned as CEO on July 31, 2016 and as employee on October 15, 2016) are as follows:

NEO	STARTING FY2016 BASE SALARY (8/1/15)	BASE SALARY 2/1/16	% IINCREASE	CURRENT BASE SALARY (11/29/16)	% INCREASE
Mr. Diker	$360,500	$371,315	3%	$371,315	NA
Mr. Krakauer	669,500	689,585	3%	NA	NA
Mr. Hansen	458,674	550,000	20%	600,000	9%
Mr. Clifford	370,000	379,579	3%	379,579	NA
Mr. Nodiff	370,000	381,100	3%	381,100	NA

        Cash Bonuses.    For fiscal year 2016, the Compensation Committee chose non-GAAP diluted EPS as the performance metric for the target bonus payable to NEOs, to maintain a focus on increasing stockholder value and driving superior financial performance. The Compensation Committee believes diluted EPS is a key metric in measuring the Company's success and provides certainty and comparability since it is calculated in accordance with GAAP and audited each year. However, it also recognizes that non-GAAP diluted EPS (as derived from GAAP diluted EPS but calculated by the Company) is a meaningful metric in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. We define non-GAAP diluted EPS as diluted EPS adjusted to exclude amortization, acquisition related items, significant reorganization and restructuring charges, major tax events and other significant items management deems atypical or non-operating in nature. For purposes of determining fiscal year 2016 cash incentive awards, we calculated non-GAAP EPS by adjusting diluted GAAP EPS to exclude (i) amortization expense, (ii) costs associated with the retirement of our CEO, (iii) significant acquisition related items impacting current operating performance in the first nine months of fiscal year 2016 including transaction and integration charges and ongoing fair value adjustments and (iv) the impact of favorable tax legislation in our second quarter of fiscal year 2016. Specifically, at the beginning of fiscal year 2016, the Compensation Committee established a non-GAAP diluted EPS performance target for fiscal year 2016 of $1.64. This represented a $0.27 increase (20%) over our non-GAAP diluted EPS for fiscal year 2015.

        For fiscal year 2016 the target incentive award, established as a percentage of base salary of the NEO at the time of the award (and as a fixed dollar amount in the case of Mr. Diker), were set by the Compensation Committee as follows:

NEO	TARGET INCENTIVE AWARD
Mr. Diker	$150,000
Mr. Krakauer	100%
Mr. Hansen	100%
Mr. Clifford	55%
Mr. Nodiff	55%

        The incentive award percentage of Mr. Hansen was increased following fiscal year 2015 from 75% to 100% based on his individual performance and increased responsibility, as well as the Company's strong fiscal year 2015 performance.

        In fiscal year 2016, the Company's actual diluted non-GAAP EPS of $1.75 exceeded by $0.11 the performance target of $1.64. Therefore, each NEO received his full target incentive award. In addition, given that the Company surpassed its performance target, which is a condition to the Compensation Committee utilizing its discretion to increase incentive awards over and above the target incentive awards, the Compensation Committee elected to award additional cash bonuses to our NEOs other than Mr. Diker. The discretionary awards increased the incentive-based awards of each NEO other than Mr. Diker by 30%. The primary factor considered by the Compensation Committee in determining the discretionary increase was the amount by which our actual diluted non-GAAP EPS exceeded our performance target. The Compensation Committee also considered revenue and earnings growth, acquisition closings and integrations, and various other metrics as well as the recommendations of Messrs. Diker and Krakauer. Consideration of such other factors in determining any discretionary bonus increase has been the Compensation Committee's historic approach to ensure that discretionary awards above the target incentive awards reflect a more holistic evaluation of performance beyond a single metric of non-GAAP EPS performance. Total cash incentive awards to NEOs for fiscal year 2016 were as follows:

NEO	BASE INCENTIVE AWARD	DISCRETIONARY INCENTIVE AWARD	TOTAL CASH AWARD
Mr. Diker	$150,000	NA	$150,000
Mr. Krakauer	$689,585	$206,876	$896,461
Mr. Hansen	$600,000	$180,000	$780,000
Mr. Clifford	$208,768	$62,631	$271,399
Mr. Nodiff	$209,605	$62,881	$272,486

        Equity Awards.    Historically, the Compensation Committee has determined the number of shares of stock underlying the equity awards based upon each NEO's position and performance during the fiscal year. The Compensation Committee would establish equity award targets at the beginning of the fiscal year for each NEO other than Mr. Diker based on a percentage of his base salary. Mr. Diker did not participate in the LTIP but received equity awards from time to time following each fiscal year upon the recommendation of the Compensation Committee and approval of the Board. Historically, all restricted stock awards to NEOs were time-based, subject to vesting in three equal annual installments beginning on the first anniversary of the grant date. None of the restricted stock awards were performance-based.

        October 2015 Equity Awards.    As reported in last year's proxy statement, for the awards to the current NEOs made during fiscal year 2016 (in October 2015), but were deemed related to fiscal year 2015, the Compensation Committee established the following payment percentages and, as a result, made the grants indicated:

NEO	TARGET INCENTIVE AWARD	VALUE OF AWARD	NUMBER OF RESTRICTED SHARES AWARDED	NUMBER OF STOCK OPTIONS AWARDED
Mr. Diker	NA	NA	NA	15,000
Mr. Krakauer	$1,500,000 Value	$1,500,000	27,660	NA
Mr. Hansen	110% of Base Salary	$505,000	9,305	NA
Mr. Clifford	100% of Base Salary	$370,000	6,825	NA
Mr. Nodiff	100% of Base Salary	$370,000	6,825	NA

        The target incentive equity award percentages and fixed value award (in the case of Mr. Krakauer) were determined by the Compensation Committee to reflect the objectives of the LTIP and to give effect to the positions, responsibilities and contributions to the Company of each NEO. The percentages also reflect the Compensation Committee's historic view, based on past analyses, of market-based differences for similarly positioned executives at other companies.

        All of the above grants, awarded on October 12, 2015, were based on the $54.23 closing price of Cantel common stock on the NYSE on October 9, 2015, the first business day immediately preceding the grant date. In addition, on October 12, 2015 the Compensation Committee awarded Mr. Diker a stock option to purchase 15,000 shares at an exercise price of $55.36, the closing price of Cantel stock on the NYSE on the date of grant, based on his contributions to the Company and for providing direction and assistance to management during fiscal year 2015.

        The incentive award percentage for Mr. Hansen was increased to 110% from 100% the prior fiscal year in consideration of Mr. Hansen's increased responsibility as President and for his positive contributions to the Company. Mr. Clifford's award was agreed upon as part of his compensation package upon joining the Company. The incentive award percentage for Mr. Nodiff for the October 2015 grant was increased to 100% from 85% the prior fiscal year in consideration of his positive contributions to the Company and to match the agreed upon percentage for Mr. Clifford.

Change in Equity Award Approach—October 2016 (Fiscal Year 2017) Awards

        As outlined above, at the beginning of fiscal year 2016 (October 2015), time-based restricted stock awards were granted to executives to reward them for performance during the recently completed fiscal year 2015. However, following such grants, the Compensation Committee decided to modify its practice of granting equity awards following each fiscal year. Rather, it decided that going forward, long-term equity awards would be granted at the beginning of the fiscal year with a portion of such awards performance-related, certain of which would be based on defined metrics for the current fiscal year. With the advice of FW Cook, the Compensation Committee agreed that for fiscal year 2017, 50% of the equity awards would consist of time-based restricted stock vesting over 3 years, 25% of the equity awards would be performance-related restricted stock based on achieving a budgeted fiscal year 2017 revenue target (with a minimum gross margin percentage requirement and a 2-year service-based vesting tail) and 25% of the equity awards would be performance-related restricted stock based on a 3-year relative TSR performance criterion. The addition of the performance-vesting restricted shares into our long-term incentive program was designed to (i) increase the performance orientation of our program, (ii) change the focus from a singular measure of performance (i.e., non-GAAP EPS, which is used in determining annual bonus awards), to multi-performance oriented measures, and (iii) provide additional upside (or downside exposure) to executives in the event high levels of performance (or low levels of performance) are achieved (without increasing target levels of compensation).

        Based on the foregoing, in October 2016, the Compensation Committee established the following payment percentages for the current NEOs and awarded the equity grants indicated for fiscal year 2017:

NEO	TARGET INCENTIVE AWARD	TOTAL VALUE OF AWARD	EQUITY VALUE TIME-BASED RESTRICTED STOCK (50%)	TIME BASED RESTRICTED STOCK (# SHARES)	EQUITY VALUE SALES-BASED RESTRICTED STOCK (25%)	SALES BASED RESTRICTED STOCK (# SHARES)	EQUITY VALUE TSR-BASED RESTRICTED STOCK (25%)	TSR BASED RESTRICTED STOCK (# SHARES)
Charles M. Diker	NA	$250,000	NA	NA	NA	NA	NA	NA
Andrew A. Krakauer(1)	NA	NA	NA	NA	NA	NA	NA	NA
Jorgen Hansen	$1,000,000	$1,000,000	$500,000	6360	$250,000	3180	$250,000	2435
Peter Clifford	100% of Base Salary	$379,579	$189,790	2415	$94,895	1210	$94,895	925
Eric Nodiff	100% of Base Salary	$381,100	$190,550	2425	$95,275	1215	$95,275	930

(1)
Mr. Krakauer retired as CEO on July 31, 2016 and was not granted any equity awards in October 2016.

        As reflected in the above chart, the Compensation Committee agreed to increase the target incentive award of Mr. Hansen, commencing with the October 2016 equity grants. The Compensation Committee increased the target incentive awards for restricted stock (inclusive of time-based awards and/or performance awards) to a fixed value of $1,000,000 with respect to fiscal year 2017 (the October 2016 grants) and $1,500,000 with respect to fiscal 2018 (to be issued in October 2017). Because the grants in the chart above are attributable to fiscal year 2017, the chart, together with detailed explanatory information, will be included in the proxy statement related to next year's annual meeting of stockholders.

Post-Retirement and Other Benefits

        Each of Messrs. Hansen, Clifford and Nodiff is party to a severance agreement with the Company that contains certain post-termination benefits. During fiscal year 2016, in connection with the announcement of his retirement plans, Mr. Krakauer's severance agreement was terminated and replaced with a retirement agreement with the Company described below that recognized his long service to the Company, the desire to ensure a smooth transition of duties to his successor, and the desire to secure Mr. Krakauer's consulting services following retirement.

        The Compensation Committee believes that post-termination benefits are an important aspect of an executive compensation program because they allow the Company to better recruit and retain executive officers by offering competitive compensation packages. Such benefits also allow the executive officers to focus on performance of their duties and eliminate distractions related to job security concerns. The severance agreements also provide benefits in the event of a change in control of the Company to further align the interests of the executive with those of the stockholders. These arrangements are primarily intended to maintain the executive's motivation to consummate the sale of the Company in circumstances where such event will maximize stockholder value, notwithstanding that such transaction may result in the executive's loss of continued employment with the Company. We believe a "double trigger" requiring actual termination following a change of control rather than simply awarding amounts in the event of a change of control best aligns the NEOs' interests by encouraging them to continue to perform their duties adequately rather than simply receiving an award for completing a transaction.

        We believe that these severance benefits are reasonable and appropriate for our NEOs in light of the anticipated time it takes high-level executives to secure new positions with responsibilities and compensation that are commensurate with their experience. We do not include "gross-up" provisions in the severance agreements. A more detailed description of our severance agreements may be found below under the heading "Post Termination Benefits and Change in Control."

        Severance benefits also include the vesting of 100% of the executives' unvested stock options and unvested restricted stock awards and other similar rights in certain circumstances. We believe that the equity awards granted to our executive officers have been reasonable in amount and that, in the event of a change in control and certain other terminations, it is appropriate that our executive officers receive the full benefit under their equity compensation awards of the increase in Cantel's value attributable to the performance of the current management team.

        The severance agreements for Messrs. Hansen, Clifford and Nodiff provide equal benefits for each individual, other than with respect to cash severance payable in the event of a termination in a non-change of control situation (i.e., a termination without cause). In such event, Mr. Hansen is entitled to two times the sum of his base salary and target bonus at the time of termination and Messrs. Clifford and Nodiff are entitled to 12 months' base salary. We believe that a higher severance formula for our CEO is justified and needed in order to attract the individual we believe is best suited for the office. Our CEO is the individual the public and our stockholders most closely identify as the face of the Company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. Finally, we believe that any NEO (other than Mr. Diker) who has 15 years of employment with the Company should be entitled to additional compensation in the event of a termination of his employment in a non-change in control situation in recognition of his long service to the Company. Therefore, upon executives (other than the CEO) reaching 15 years' employment, the severance payment of 12 months' base salary described above is increased to 18 months' base salary.

        In addition to the above benefits, we provide NEOs (other than Mr. Diker): (1) term life insurance equal to one years' base salary, (2) a car allowance equal to $750 a month plus related expenses, (3) an executive physical once every three years (up to $3,500, subject to a gross-up to make this benefit tax neutral), (4) a $7,000 allowance for disability insurance or long term care insurance and (5) a 401(k) plan match. Messrs. Hansen and Nodiff are also provided allowances for the use of outside car services, particularly for transportation to and from the Company's New Jersey headquarters. We believe these perquisites and benefits are appropriate as part of a competitive benefits package. Mr. Diker is provided a 401(k) plan match.

Say-on-Pay Vote Response

        In evaluating our compensation process for fiscal year 2016, our Compensation Committee generally considered the results of the advisory vote of our stockholders on the compensation of the executive officers named in our last proxy statement related to our prior annual meeting of stockholders. Our Compensation Committee noted that approximately 96% of votes cast approved of the compensation of those executive officers as described in our last proxy statement. Our Compensation Committee considered these voting results as supportive of the Compensation Committee's general executive compensation practices.

Tax Deductibility of Compensation

        Section 162(m) limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by stockholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but through fiscal year 2016 nonetheless retained the discretion to compensate executive officers at levels the Compensation Committee considers commensurate with their responsibilities and achievements. Therefore, historically the Company did not have a policy that all executive compensation be fully deductible. Portions of Mr. Krakauer's, Mr. Hansen's, Mr. Clifford's and Mr. Nodiff's fiscal year 2016 compensation are non-deductible. The compensation of all other NEOs is fully deductible. Following fiscal year 2016, the Compensation Committee adopted a policy to maximize deductions under Section 162(m) that was implemented commencing fiscal year 2017.

        It is important to note, however, that a number of requirements must be met for particular compensation to qualify for deductibility under Section 162(m). Therefore, there can be no assurance that any compensation awarded will be fully deductible under all circumstances. Also, with the goal of providing a compensation program that enhances stockholder value, the Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by the Company.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the "Compensation Discussion and Analysis" section of this Proxy Statement and discussed such section with certain members of management. Based on its review and discussions and its ongoing involvement with executive compensation matters, the Compensation Committee recommended to the Board that the "Compensation Discussion and Analysis" section of this Proxy Statement be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended July 31, 2016.

Compensation Committee:
Alan R. Batkin (Chair) Joseph M. Cohen Laura L. Forese

 EXECUTIVE COMPENSATION

Fiscal Year 2016 Summary Compensation Table

        The following table sets forth compensation for our CEO, CFO and three other most highly compensated executive officers (our Named Executive Officers or NEOs) during fiscal year 2016.

SUMMARY COMPENSATION TABLE

Name and Pricipal Position	Year	Salary $	Bonus $	Option Awards ($)(1)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Charles M. Diker	2016	365,908	—	397,380	—	150,000	44,136	(2)	957,424
Chairman of the Board	2015	355,250	—	288,500	—	150,000	44,096		837,846
	2014	325,000	—	362,400	—	75,000	44,510		806,910
Andrew A. Krakauer	2016	679,543	—	—	1,500,002	896,461	28,743	(3)	3,104,749
Chief Executive Officer	2015	659,750	—	—	1,525,803	870,350	28,891		3,084,794
	2014	612,500	—	—	1,262,857	812,500	28,900		2,716,757
Jorgen B. Hansen	2016	504,337	—	—	504,610	780,000	33,058	(4)	1,822,005
President and Chief	2015	453,529	—	—	448,658	447,207	20,392		1,369,786
Operating Officer	2014	434,611	—	—	432,616	385,904	21,578		1,274,709
Eric W. Nodiff	2016	375,550	—	—	370,120	272,486	32,134	(5)	1,050,290
Executive Vice President,	2015	361,875	—	—	957,667	264,550	29,462		1,613,554
General Counsel, and	2014	346,857	—	—	293,447	219,989	28,984		889,277
Secretary
Peter G. Clifford(7)	2016	374,790	—	—	370,120	271,399	23,611	(6)	1,039,920
Executive Vice President,	2015	128,077	—	—	336,162	132,275	155,187		751,701
Chief Financial Officer

(1)
Represents the aggregate grant date fair value (pre-tax) computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718. For a discussion of valuation assumptions, see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal year 2016.

(2)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Diker: (i) $36,000 in office expenses, and (ii) $8,136 in contributions under a 401(k) plan.

(3)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Krakauer: (i) $12,778 in vehicle fringe benefits, (ii) $8,100 in contributions under a 401(k) plan, (iii) $7,805 in term life and long-term care insurance premiums, and (iv) $60 in health club benefits.

(4)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Hansen: (i) $25,890 in vehicle fringe benefits, and (ii) $7,168 in contributions under a 401(k) plan. Mr. Hansen became President and COO in November 2014; previously he was Executive Vice President and COO.

(5)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Nodiff: (i) $15,778 in vehicle fringe benefits, (ii) $8,161 in contributions under a 401(k) plan, and (iii) $8,195 in term life and long-term care insurance premiums. Mr. Nodiff became Executive Vice President (in addition to General Counsel and Secretary) in November 2014; previously he was Senior Vice President, General Counsel and Secretary.

(6)
This amount includes the following amounts paid or accrued by us for the benefit of Mr. Clifford: (i) $12,819 in vehicle fringe benefits, and (ii) $10,792 in contributions under a 401(k) plan.

(7)
Mr. Clifford commenced employment with the Company on March 23, 2015.

Grants of Plan-Based Awards Table

        The following table sets forth certain additional information regarding grants of plan-based awards to our Named Executive Officers for fiscal year 2016:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)			Grant Date Fair Value (Pre-tax) of Stock and Option Awards ($)
												Exercise or Base Price of Option Awards ($/Sh)
Name	Threshold ($)		Target ($)		Maximum ($)		Grant Date
Charles M. Diker	NA	(2)	NA	(2)	NA	(2)	10/12/15	—		15,000	(3)	$55.36	397,380
Andrew A. Krakauer	344,793		689,585		1,379,170		NA	—		—		—	—
Jorgen B. Hansen	275,000		550,000		1,100,000		10/12/15	9,305	(4)	—		—	504,610
Eric W. Nodiff	104,803		209,605		419,210		10/12/15	6,825	(4)	—		—	370,120
Peter G. Clifford	104,384		208,769		417,537		10/12/15	6,825	(4)	—		—	370,120

(1)
All non-equity incentive plans referenced in the table provide that no bonus is payable if the minimum level of performance required by the plan is not achieved by the NEO.

(2)
Although Mr. Diker does not participate in the Company's primary non-equity incentive plan, the Compensation Committee made Mr. Diker eligible to receive a target bonus of $150,000 (with a "Threshold" payout of $75,000), which target bonus was awarded to Mr. Diker for fiscal year 2016.

(3)
Stock option award is exercisable in equal annual installments on each of the first three anniversaries of the grant date.

(4)
Each restricted stock award is subject to a risk of forfeiture which lapses as to one-third of the awards on each of the first three anniversaries of the grant date.

Narrative Addendum to the Summary Compensation Table and Grants of Plan-Based Awards Table

Cash Bonus Awards

        Our NEOs (other than Mr. Diker) are eligible to receive cash bonus awards based on the Company's achievement of performance targets for each fiscal year ending July 31st (each year being referred to as a Plan Year). Mr. Diker receives a fixed cash bonus award approved at the discretion of the Compensation Committee.

        The Compensation Committee establishes annual performance targets (the Performance Targets) at the beginning of each fiscal year. Awards are based on the Company's achievement of the Performance Targets, which have historically been based on the attainment of specified levels of diluted EPS or non-GAAP EPS of the Company and, with respect to division and regional presidents, specified performance criteria of the division or region for or within which the participant is primarily employed. For fiscal year 2016, the Compensation Committee established a Performance Target of diluted non-GAAP EPS of $1.64, which was $0.27 higher than the Company's fiscal year 2015 non-GAAP EPS of $1.37. In fiscal year 2016, the Company achieved non-GAAP EPS of $1.75, thereby exceeding the Performance Target by $0.11.

        For fiscal year 2016 the target incentive awards, expressed as a percentage of base salary, were set by the Compensation Committee at the beginning of fiscal year 2016 as follows:

NEO	TARGET INCENTIVE AWARD
Mr. Diker	NA
Mr. Krakauer	100%
Mr. Hansen	100%
Mr. Clifford	55% (1)
Mr. Nodiff	55%

(1)
As part of his negotiated compensation package upon commencement of his employment, Mr. Clifford was guaranteed at least 10% overage of his target incentive award for fiscal year 2015 and fiscal year 2016 provided that the Company achieves its performance target for such fiscal years.

        The target incentive award payable to each participant for 100% achievement of the Performance Target (the Bonus Target) is calculated by multiplying the participant's base salary at the end of the relevant Plan Year by a designated percentage established by the Compensation Committee for such participant for such Plan Year (generally pro-rated if a NEO was employed for a partial year). If more or less than 100% of the Performance Target is achieved, the Compensation Committee has the discretion to increase the Bonus Target (not to exceed 200% of the Bonus Target) or decrease the Bonus Target (not to be less than 50% of the Bonus Target, provided that a minimum threshold performance level (90% of the Performance Target in fiscal year 2016) has been achieved); provided, however, that the Compensation Committee in its discretion may establish minimum Performance Targets that must be achieved in order for any incentive award to be paid. The Compensation Committee will determine the degree to which any applicable Performance Target has been achieved and any incentive award paid. At the sole discretion of the Compensation Committee, a participant may not receive an award, or the amount of an award may be decreased, due to substantiated poor individual performance or misconduct and may be declared ineligible to receive all or part of an applicable target incentive award. The Compensation Committee has adopted a new methodology for bonus payments in fiscal year 2017 under which the Compensation Committee will no longer have broad discretion with respect to over-achievement or under-achievement of Performance Targets. Rather, increases and decreases in the bonus target will be strictly formulaic and committee discretion will be reserved for extreme circumstances.

        The actual cash bonus awards for our NEOs for fiscal year 2016 are shown in the tables and discussed in Compensation Discussion and Analysis above.

Long-Term Equity Awards

        NEOs (other than Mr. Diker) are eligible to receive annual equity awards for each fiscal year. All equity awards prior to January 2016 were granted under the Company's 2006 Plan and are subject to the terms thereof. All equity awards subsequent to January 2016 were granted under the Company's 2016 Plan and no further options or awards will be granted under the 2006 Plan. The 2006 Plan and the 2016 Plan, both of which were approved by the Company's stockholders, are described below.

        As outlined above, at the beginning of fiscal year 2016 (October 2015), time-based restricted stock awards were granted to NEOs to reward them for their services during fiscal year 2015. However, following such grants, the Compensation Committee decided to modify its practice of granting equity awards following each fiscal year. Rather, it decided that going forward, long-term equity awards would be granted at the beginning of the fiscal year with a portion of such awards performance-related, certain of which would be based on defined metrics for the current fiscal year. As such, commencing October 2016, equity awards granted in October are deemed to relate to the current (new) fiscal year. Thus, the equity grants to NEOs awarded in October 2016 are deemed to relate to fiscal year 2017. Further, whereas all equity grants to NEOs prior to October 2016 had time-based vesting, one-half of the equity awards granted to NEOs in October 2016 are time-based restricted stock awards and one-half are performance (and time) based restricted stock awards. The performance-based equity awards are tied to achievement of fiscal year 2017 budgeted revenue and relative TSR performance. The actual awards for our NEOs granted in fiscal year 2016 and in fiscal year 2017 are shown in the tables and discussed in Compensation Discussion and Analysis above.

2016 Equity Incentive Plan

        The 2016 Plan provides for the granting of stock options, stock appreciation rights (SARs), restricted stock awards, restricted stock units (RSUs), cash awards, and performance-based awards to our employees, independent contractors and consultants. It also provides the flexibility to grant equity-based awards to our non-employee Directors. The 2016 Plan does not permit the granting of discounted options or discounted stock appreciation rights.

        The selection of participants in the 2016 Plan and the level of participation of each participant will be determined by the Compensation Committee (the Board will make these determinations as to non-employee directors). The Compensation Committee will have the authority to interpret the 2016 Plan, to establish and revise rules and regulations relating to the 2016 Plan and to make any other determinations that it believes necessary or advisable for the administration of the 2016 Plan. Subject to the limitations set forth in the 2016 Plan, the Compensation Committee may delegate to our CEO or other executive officers such duties and powers as the Compensation Committee may deem advisable with respect to the designation of employees to be recipients of 2016 Plan awards and the nature and size of such awards, except that no delegation may be made in the case of awards to executive officers or directors or awards intended to be qualified under Section 162(m).

        The maximum number of shares with respect to which stock options and stock awards may be granted under the 2016 Plan is 1,200,000 shares. Subject to adjustment by the Compensation Committee, the maximum number of shares with respect to which a participant may be granted in options or SARs under the 2016 Plan in a calendar year is 150,000, the maximum number of shares with respect to which a participant may be granted awards intended to be "qualified performance-based compensation" under Section 162(m) is 150,000 and the maximum amount that may be paid a participant under awards intended to be "qualified performance-based compensation" under Section 162(m) and settled in cash or other property is $10,000,000. In multi-year performance periods, the number of shares of common stock granted or the amount of cash or other property deemed paid with respect to any one calendar year, is the total amount of the award divided by the number of calendar years in the performance period, which may be multiplied up to two times with respect to awards granted to a participant in the year his or her service commences with the Company. Subject to certain exceptions described in the 2016 Plan, the maximum number of shares subject to awards to any non-employee director during any calendar year, together with any cash fees paid to such non-employee director, may not exceed $275,000.

        Unless otherwise provided by the Compensation Committee, in the event of termination of a participant's service as an employee, independent contractor, consultant, non-employee director or other non-employee relationship for any reason other than the participant's death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of three months from the date of such termination or until the expiration of the stated term of such options or SARs, whichever period is shorter (except that in the case of termination of employment for cause, such options and SARs will immediately expire). Unless otherwise provided by the Compensation Committee, upon a participant's death, options and SARs granted to such participant will remain exercisable (to the extent exercisable) for a period of one year from date of termination or until the expiration of the stated term of such options or SARs, whichever period is shorter. In addition, when a participant who has served the Company for at least ten years and is at least 65 years of age or who has served the Company for at least 15 years and is at least 60 years of age terminates his or her service with the Company, all options and SARs granted under the 2016 Plan that are held by such participant will, upon such termination, become immediately exercisable in full and remain exercisable through the original term of the award, and the restrictions on all restricted stock awards will immediately lapse such that the underlying shares will become fully vested.

        Subject to the terms of an award agreement and except as otherwise determined by the Compensation Committee at the time of the grant of an award or thereafter, upon termination of service as an employee (or other recipient) during the applicable employment period (or other applicable period) or upon failure to satisfy a performance goal, restricted stock and RSUs that are at that time subject to restrictions will be forfeited. Subject to the terms of the 2016 Plan, and except as provided in the previous sentence, shares of restricted stock awarded to any participant in the 2016 Plan will vest (i.e., the risk of forfeiture with respect to such shares will lapse) ratably on the first, second and third anniversaries of the date of grant, unless otherwise specified by the Compensation Committee, in its sole discretion, in the restricted stock award agreement. Notwithstanding the foregoing, the Compensation Committee may in its discretion accelerate vesting of an award of restricted stock or RSU as to all or a portion of the shares underlying the award.

        The 2016 Plan does not permit the repricing of options or the exchange of underwater options for cash or other awards without stockholder approval.

        Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) with respect to options and other awards by qualifying payments under the 2016 Plan as performance-based compensation. In addition, provisions have been included to comply with the requirements of Section 409A of the Code to the extent applicable to options and other awards granted under the 2016 Plan.

2006 Equity Incentive Plan

        The 2006 Plan, which was terminated (as to the ability to award new grants), provides for the granting of stock options, restricted stock awards, stock appreciation rights (SARs) and performance awards to our employees, including our executive officers. Non-employee directors also participated in the 2006 Plan. The 2006 Plan did not permit the granting of discounted options or discounted SARs. The selection of employee participants in the 2006 Plan and the level of participation of each participant are determined by the Compensation Committee (the Board makes determinations relating to awards to directors). The 2006 Plan limits the number of shares that may be granted to a participant under the 2006 Plan during any calendar year. Subject to the limitations set forth in the 2006 Plan, the Compensation Committee may delegate to our CEO or other executive officers such duties and powers as the Compensation Committee may deem advisable with respect to the designation of employees to be recipients of 2006 Plan awards and the nature and size of such awards.

        Unless otherwise provided by the Compensation Committee, in the event of the termination of a participant's service as an employee or non-employee director for any reason other than the participant's Retirement (as defined in the 2006 Plan), death or disability, stock options and SARs (to the extent exercisable) will remain exercisable for a period of 90 days from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter (except that in the case of a termination of employment for cause, such stock options and SARs will immediately expire). Unless otherwise provided by the Compensation Committee, upon the termination of a participant's employment due to death or disability, stock options and SARs granted to such participant will remain exercisable (to the extent vested) for a period of one year from such date or until the expiration of the stated term of such stock options or SARs, whichever period is shorter. In addition, when an employee or non-employee director who has at least ten years of service with the Company and is at least 65 years of age (or at least 60 years of age with at least fifteen years of service) terminates his or her service as an employee or director (i.e., Retires), all stock options and SARs granted to such employee or director under the 2006 Plan will, upon such termination, become immediately exercisable in full and remain exercisable through the original term of the award.

        The 2006 Plan provides that unvested stock options and SARs will immediately vest if the recipient's employment or service with the Company is terminated as a result of the recipient's death or Retirement, or is terminated without cause during the 12-month period following a change in control. The 2006 Plan similarly provides for the acceleration of vesting of the next tranche of stock options and SARs in the event of a termination of employment or service as a result of disability. The 2006 Plan also provides for the acceleration of vesting of a stock option or SAR if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, under the 2006 Plan, the Compensation Committee may in its discretion "cash out" any award, whether vested or unvested, upon a change in control by paying the recipient the amount by which the Change in Control Price (as defined in the 2006 Plan) exceeds the exercise or grant price per share under the stock option or SAR award multiplied by the number of shares granted under the stock option or SAR award. The 2006 Plan does not permit the repricing of options or the exchange of underwater options for cash or other awards without stockholder approval.

        Except to the extent that the Compensation Committee specifies a longer vesting schedule in the award agreement, restricted stock awards given to non-employee directors (and to employee directors in their capacities as directors) will vest on the first anniversary of the grant date. Except as otherwise provided in the award agreement, restricted stock awards given to employees will vest ratably on the first, second and third anniversaries of the grant date. The 2006 Plan provides that if the recipient's service with the Company as a director or employee terminates as a result of the recipient's death, any restricted stock awarded under the 2006 Plan will automatically vest, and if such service terminates as a result of disability, the next tranche of shares will automatically vest. The 2006 Plan also provides for the acceleration of vesting of a restricted stock award if such accelerated vesting is provided under any benefit plan of the Company to which the recipient is subject. In addition, the 2006 Plan gives the Compensation Committee the authority, in its discretion, to accelerate the vesting of any restricted stock award and, in connection with a change in control, to "cash out" any unvested restricted stock award.

        No new grants will be made under the 2006 Plan.

Executive Stock Ownership Guidelines

        To maintain alignment of the interests of the Company's non-employee directors, Chairman of the Board, President and CEO, Executive Vice Presidents, COO, CFO, Senior Vice Presidents and any other officer designated by the Board of Directors, which includes all of the NEOs, such individuals are expected to build and maintain a significant level of direct stock ownership. Ownership levels can be achieved over time in a variety of ways, such as by retaining stock received upon the vesting of stock awards or by purchasing stock in the open market. At a minimum, the applicable officers and directors are expected to establish and maintain direct ownership of Common Stock having a value, based on the average stock price over the ten trading day period prior to the measurement date as follows:

  •
  Chairman of the Board—three times annual base salary;

  •
  President and CEO—three times annual base salary;

  •
  COO—two times annual base salary;

  •
  All other executive officers who are Participants—one and a half times annual base salary; and

  •
  All non-employee directors—three times annual retainer.

        Shares that count toward meeting the stock ownership guidelines include the following:

  •
  Shares owned by the individual or his or her immediate family members residing in the same household;

  •
  Shares held in trusts or other entities established for the benefit of the individual and/or his or her immediate family members;

  •
  Shares purchased on the open market;

  •
  Shares held in qualified plans (e.g., 401(k) plans);

  •
  Restricted shares (whether vested or unvested) granted by the Company to, and held by, the individual; and

  •
  Shares underlying vested (but not unvested) stock options granted by the Company to, and held by, the individual.

        As of the date of this proxy statement, all of our NEOs have met the required ownership levels.

Securities Trading Policy; Prohibition on Short Sales

        To ensure alignment of the interests of our stockholders and executive officers, including our NEOs, as well as compliance with applicable securities laws, the Company's Securities Trading Policy prohibits directors, NEOs and other identified officers and employees from engaging in transactions involving the Company's stock based on material non-public information or during established trading blackout periods (except for the exercise of options or for transactions in accordance with previously established trading plan that meets SEC requirements). The policy also prohibits short sales of the Company's stock.

Clawback Policy

        During fiscal year 2016, the Board adopted an Executive Compensation Clawback Policy under which a designated officer of the Company, which includes all NEOs, if found to have engaged in misconduct causing a restatement of financial statements, could have a portion of his or her compensation recovered by the Company to the extent of the benefit received by such officer based on the financial statement that were restated. You can access our Executive Compensation Clawback Policy by clicking on the "Corporate Governance" link in the "Investor Relations" section of our website at www.cantelmedical.com.

Risk Considerations in Our Compensation Program

        The Compensation Committee has considered the risks that may exist in the Company's compensation plans and the factors that mitigate against the plans creating material risks to the Company and believes that risks arising from our compensation policies and practices for our employees are not likely to have a material adverse effect on the Company.

Outstanding Equity Awards at Fiscal Year-End Table

        The following table sets forth information regarding unexercised options and unvested restricted stock held by each of our Named Executive Officers as of July 31, 2016.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Charles M. Diker	52,000	—	(2)	17.04	10/14/17
	20,000	10,000	(3)	31.81	10/09/18
	8,334	16,666	(4)	36.70	10/09/19
	—	15,000	(5)	55.36	10/11/20
Andrew A. Krakauer						13,233	(6)	885,949
						27,716	(7)	1,855,586
						27,660	(8)	1,851,837
Jorgen B. Hansen						4,533	(6)	303,484
						8,150	(7)	545,643
						9,305	(8)	622,970
Eric W. Nodiff						3,075	(6)	205,871
						5,530	(7)	370,234
						9,333	(9)	624,844
						6,825	(8)	456,934
Peter G. Clifford						4,666	(10)	312,389
						6,825	(8)	456,934

(1)
The market value of shares of stock that have not vested was determined using the closing market price per share of our common stock on July 31, 2016.

(2)
The option was granted on October 15, 2012 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(3)
The option was granted on October 10, 2013 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(4)
The option was granted on October 10, 2014 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(5)
The option was granted on October 12, 2015 and has a five year term. The option vests and is exercisable as to one-third of the shares underlying the option on each of the first three anniversaries of the grant date.

(6)
The restricted stock was issued on October 10, 2013 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(7)
The restricted stock was issued on October 10, 2014 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date.

(8)
The restricted stock was issued on October 12, 2015 and is subject to a risk forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issue date.

(9)
The restricted stock was issued on May 15, 2015 and is subject to a risk forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issue date.

(10)
The restricted stock was issued on March 23, 2015 and is subject to a risk of forfeiture which lapses as to one-third of the shares on each of the first three anniversaries of such issuance date. These shares were granted to Mr. Clifford upon the commencement of his employment with the Company as part of his negotiated compensation.

Option Exercises and Stock Vested Table

        The following table provides information on stock option exercises and vesting of restricted stock during fiscal year 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Charles M. Diker	—	—	—	—
Andrew A. Krakauer	—	—	46,654	2,541,197
Jorgen B. Hansen	—	—	17,004	970,320
Eric W. Nodiff	—	—	15,057	874,765
Peter G. Clifford	—	—	2,333	163,800

(1)
The "Value Realized on Exercise" is the difference between the market price of the underlying security at exercise and the exercise price of the option. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

(2)
The "Value Realized on Vesting" is based on the fair market value of the underlying security on the vesting date. The value realized is for informational purposes only and does not purport to represent that such individual actually sold the underlying shares, or that the underlying shares were sold on the date of exercise. Furthermore, such value realized does not take into consideration individual income tax consequences.

Post-Termination Benefits and Change in Control

Severance Agreements with NEOs

        The severance agreements with Messrs. Hansen, Clifford and Nodiff expire on July 31, 2018 but automatically renew on July 31 of each year for another year unless either the Company or the NEO has provided at least 6 months' notice prior to such date that the term will not be extended. However, if a Change in Control (as defined in the severance agreements to generally include a person or group acquiring more than 50% of our stock, a majority of our Board being replaced during any 12-month period if not endorsed by our current Board, a merger or consolidation unless the Company's stockholders hold at least 80% of the voting stock of the surviving entity, a sale of all or substantially all of the Company's assets, or the approval of a plan of complete liquidation by the Company's stockholders) occurs, the term will not end before the second anniversary of the Change in Control.

        Under the severance agreements, upon termination of employment for any reason, the NEO will be entitled to his (a) earned but unpaid base salary through the termination date, (b) accrued and unused paid time off through the termination date, and (c) reimbursement of expenses. Subject to certain conditions (such as signing a release), if a NEO is terminated (1) by the Company for any reason other than for Cause, Unacceptable Performance, Disability or death or (2) by the NEO for Adequate Reason (each such capitalized term as defined in the severance agreements), then the NEO will be entitled to certain benefits, unless termination occurs during a Change in Control Coverage Period (as defined in the severance agreements). Specifically, the NEO would be entitled to (1) in the case of the CEO only, two times base salary plus target bonus, paid in a lump sum, (2) in the case of the COO, 18 months' base salary paid in a lump sum, (3) in the case of NEOs other than the CEO and COO, one year's base salary (18 months in the case of any NEO who has completed at least 15 years of employment with the Company) paid in a lump sum, (4) if the termination occurs subsequent to a fiscal year end in which the NEO did not yet receive his earned bonus, then the NEO will be entitled to the bonus he would have been entitled to receive for such fiscal year under his applicable bonus plan if his employment had continued through the bonus payment date, (5) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro-rated bonus (based on number of full or partial months the NEO worked in the partial fiscal year) to the extent he would have been entitled to receive the bonus for such fiscal year under his applicable bonus plan if his employment had continued through the next bonus payment date, (6) all unvested stock options and unvested stock held by the NEO will automatically fully vest, (7) 12 months (18 months in the case of the CEO and COO, and any NEO who has completed at least 15 years of employment with the Company) of COBRA benefit premiums and (8) 12 months of outplacement services, up to $20,000.

        Subject to certain conditions (such as signing a release), under their severance agreements, if the employment of Messrs. Hansen, Clifford or Nodiff is terminated during a Change in Control Coverage Period (generally, the period commencing 6 months prior to a Change in Control and ending 2 years following a Change in Control), the NEO will be entitled to certain compensation if (A) the Company terminates the NEO's employment (other than a termination for Cause or death), or (B) the NEO voluntarily terminates his employment for Adequate Reason or Good Reason (as defined in the severance agreements to generally include certain reductions in the authority, duties or responsibilities, certain reductions in compensation, certain reductions in the authority, duties or responsibilities of a supervisor of the NEO, certain reductions in the budget overseen by the NEO and certain changes in location). Specifically, the NEO would be entitled to (1) two times the sum of (i) the NEO's base salary and (ii) the greater of (A) a percentage of the NEO's base salary (which may range from 55% to 100%) or (B) the average of the NEO's prior two years' bonuses, (2) for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro-rated bonus equal to the product of the (i) greater of (A) a percentage of the NEO's base salary (which may range from 55% to 100%) or (B) the average of the NEO's prior two years' bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months the NEO worked in the partial fiscal year, and (y) the denominator of which is 12; provided, however, that if the termination occurs subsequent to the end of the preceding fiscal year as to which the NEO did not yet receive the bonus he would have received if his employment had continued through the bonus payment date, the numerator will be the number of full or partial months the NEO worked since the beginning of the preceding fiscal year to the termination date, (3) 24 months of COBRA benefits, (4) term life insurance policy for 24 months, and (5) 12 months of outplacement services, up to $20,000.

        In the case of a termination of employment of Messrs. Hansen, Clifford or Nodiff due to Disability (at any time during the term of the severance agreement other than during a Change in Control Coverage Period) or death, the Company will continue to pay the NEO's base salary for a 3-month period. In addition, for the partial fiscal year in which the termination occurs, the NEO will be entitled to a pro-rated bonus (based on the number of full or partial months the NEO worked in the partial fiscal year) to the extent such bonus would have been earned under his applicable bonus plan if his employment had continued through the next bonus payment date.

        If Messrs. Hansen, Clifford or Nodiff intentionally and materially breaches any provision of the separate non-compete agreement he entered into in conjunction with the severance agreements, and fails to cure such breach (if curable) within 30 days, the severance agreements require such NEO to promptly repay to us any and all severance amounts previously paid to him under the severance agreement.

        Under the severance agreements, in the event (A) the Company terminates the employment of Messrs. Hansen, Clifford or Nodiff for any reason other than for Cause, Unacceptable Performance, Disability, or death, or (B) during a Change in Control Coverage Period, the Company terminates the NEO's employment for any reason other than for Cause or death, or (C) the NEO terminates his employment for Adequate Reason or Good Reason or (D) the NEO's employment terminates due to death, all unvested stock options and restricted stock awards then held by the NEO will automatically vest upon the termination of such NEO's employment. In the event of a termination of the NEO's Employment due to Retirement (as defined in the severance agreements), all unvested stock options then held by the NEO will automatically vest upon the termination of such NEO's employment. In the event of a termination of the NEO's Employment due to Disability, any stock option or restricted stock award that would have vested within the 12 month period following the termination date but for the NEO's termination of employment will automatically vest as of the termination date. In addition, the Company may, in its discretion, accelerate the vesting of any stock option or restricted stock award held by a NEO in the event the NEO's employment terminates for any reason.

Succession Plan Agreement—Andrew A. Krakauer

        In March 2016, upon announcing his intent to retire, Mr. Krakauer and the Company entered into a Succession Plan Agreement under which Mr. Krakauer was compensated for his transition-related services, for his agreement to forego a grant of restricted stock with respect to the Company's fiscal year 2016, for extending his non-compete covenant from 6 months to three years, and for agreeing to provide consulting services upon request during the three-year period following his last day of employment. The Succession Plan Agreement provides for the following, among other terms, all subject to the terms and conditions of the Succession Planning Agreement:

  (i)
  Mr. Krakauer remained employed by the Company through October 15, 2016, as CEO through July 31, 2016 and as Senior Advisor from August 1, 2016 through October 15, 2016.

  (ii)
  Mr. Krakauer remained eligible for an annual cash bonus for fiscal year 2016 but not for the period employed during fiscal year 2017.

  (iii)
  Mr. Krakauer ceased to participate in the Company's LTIP and was thereby ineligible for any further equity awards. In lieu of the restricted stock award anticipated to be granted in October 2016, historically for prior year's performance, Mr. Krakauer was paid a sum of $1,750,000, payable in six annual installments commencing in January 2018.

  (iv)
  All unvested shares of restricted stock held by Mr. Krakauer on his last date of employment by the Company automatically accelerated and fully vested on such date.

  (v)
  Mr. Krakauer will be paid a lump sum of $2,750,000 approximately six months following his retirement date.

  (vi)
  Mr. Krakauer has agreed to provide consulting services to the Company upon request during the three-year period following his employment.

  (vii)
  The Company will pay the "employer portion" of the premium for COBRA medical and dental insurance for up to 18 months.

  (viii)
  The Amended and Restated Executive Severance Agreement between Mr. Krakauer and the Company dated as of October 31, 2012 has been terminated.

Post-termination benefits—Charles M. Diker

        Mr. Diker is not entitled to any post-termination benefits other than benefits applicable to all employees of the Company. Such benefits include the immediate vesting of stock options and SARs upon retirement if the employee or non-employee director has at least ten years of service with the Company and is at least 65 years of age (or at least 60 years of age with fifteen years of service).

Post-Termination Benefits and Change in Control Table

        The table below sets forth our reasonable estimate of the potential payments to each of our NEOs, in each case, assuming a termination date of July 31, 2016 if such NEO (1) was terminated due to Disability, (2) died, (3) Retired, (4) was terminated in connection with a change in control of the Company by us (other than for Cause or death) or by the NEO for Adequate Reason or Good Reason (Change in Control Termination), or (5) was terminated by us for any reason other than for Cause, Unacceptable Performance, Disability, or death or by the NEO for Adequate Reason (Non-Change in Control Termination).

	Disability(1)		Death		Retirement	Change in Control			Termination without Cause
Name	Salary ($)	Acceleration of Option / Stock Awards(2) ($)	Salary ($)	Acceleration of Option / Stock Awards(3) ($)	Acceleration of Option and other Compensation(4) $	Salary & Bonus ($)	Continued Healthcare Benefits and Other ($)	Acceleration of Option / Stock Awards(3) ($)	Salary & Bonus ($)	Continued Healthcare Benefits and Other ($)	Acceleration of Option / Stock Awards(3) ($)
Charles M. Diker	NA	1,029,397	NA	1,029,397	1,029,397	NA	NA	NA	NA	NA	NA
Andrew A. Krakauer	172,396	4,593,373	172,396	4,593,373	NA	3,145,981	63,119	4,593,373	2,068,755	50,006	4,593,373
Jorgen B. Hansen	137,500	1,472,097	137,500	1,472,097	NA	2,327,207	61,801	1,472,097	1,650,000	50,226	1,472,097
Eric W. Nodiff	95,275	1,657,883	92,275	1,657,883	NA	1,299,236	50,375	1,657,883	381,100	33,242	1,657,883
Peter G. Clifford	94,895	769,322	94,895	769,322	NA	1,176,695	56,918	769,322	379,579	37,709	769,322

(1)
Potential payments if a NEO is terminated for Disability in connection with a change of control of the Company are set forth under the heading "Change in Control Termination."

(2)
Represents the intrinsic value of unvested stock options and restricted stock that would have vested within the 12 month period following the termination date that will automatically vest as of the termination date.

(3)
Represents the intrinsic value of unvested stock options and restricted stock as of July 31, 2016.

(4)
For Mr. Diker this amount represents the intrinsic value of unvested stock options.

Director Compensation

        The table below summarizes the compensation paid by us to our directors for fiscal year 2016, other than Messrs. Krakauer and Diker, whose compensation is included in the Summary Compensation Table above.

Name	Fees Earned or Payed in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Alan R. Batkin(2)	72,500	50,012	—	122,512
Ann E. Berman(2)(3)	72,500	50,012	—	122,512
Joseph M. Cohen(2)(4)	45,000	50,012	—	95,012
Mark N. Diker(2)	40,000	50,012	—	90,012
Laura L. Forese(2)	45,000	50,012	—	95,012
George L. Fotiades(2)	150,000	100,175	—	250,175
Ronnie Myers(2)	10,000	100,005	—	110,005
Bruce Slovin(2)(4)	41,000	50,012	—	91,012

(1)
Represents the aggregate grant date fair value computed in accordance with FASB ASC 718. For a discussion of valuation assumptions, see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended July 31, 2016.

(2)
The aggregate number of stock awards outstanding for each director at July 31, 2016 are as follows: Mr. Batkin—747 stock awards; Ms. Berman—747 stock awards; Mr. Cohen—747 stock awards; Mr. Mark Diker—747 stock awards; Dr. Forese—2,215 stock awards; Mr. Fotiades—4,580 stock awards, Mr. Myers—1,383 stock awards and Mr. Slovin—747 stock awards.

(3)
Included in the Fees Earned or Payed in Cash is the annual Italy Supervisory Committee fee of $10,000.

(4)
Not renominated as a director.

        The annual cash fee payable to our non-employee directors is $40,000 plus reimbursement for expenses. In addition, the Presiding Director is paid an annual fee of $7,500, and the Chair of each of the Audit Committee, the Compensation Committee, and the Nominating Committee are paid annual fees of $17,500, $15,000 and $5,000, respectively. Each member of the Audit Committee, Compensation Committee, and Nominating Committee was paid $1,000 for each committee meeting attended. In addition, Mr. Fotiades is paid an annual retainer of $100,000 to serve as Vice Chairman of the Board, in which role he serves as liaison between the Board and management. His services are provided solely as a member of the Board and for the benefit of the Board. In addition, in October 2016, Mr. Fotiades was granted 640 restricted shares in consideration of the significant services provided by him as Vice Chairman. Such number of shares was determined by dividing $50,000 by $78.62, the closing price of Cantel common stock on the NYSE on October 7, 2016, the first business day immediately preceding the grant date.

        Non-employee directors also receive under our 2016 Plan an annual award of restricted shares of Common Stock on the last day of the fiscal year having a value on such grant date of $50,000, based on the closing price of our common stock on the NYSE on the first business day immediately preceding the grant date. Based on the closing price of our common stock on July 29, 2016, each non-employee director was granted 747 restricted shares on July 31, 2016. The shares are subject to forfeiture, vesting on the first anniversary of the grant date. Also, upon his or her joining the Board, each new non-employee member of the Board is granted a restricted stock award having a value of $100,000 based on the closing price of our common stock on the NYSE on the first business day immediately preceding the grant date which will vest ratably over three years commencing on the first anniversary of the grant date.

        Mr. Diker, as our employee, was paid an annual base salary at the rate of $371,315 (commencing February 1, 2016); for his services as Chairman of the Board.

AUDIT COMMITTEE REPORT

        The Audit Committee is providing this report to enable stockholders to understand how it monitors and oversees our financial reporting process. The Audit Committee operates pursuant to an Audit Committee Charter that is reviewed annually by the Audit Committee and updated as appropriate.

        This report confirms that the Audit Committee has (1) reviewed and discussed the audited financial statements for the year ended July 31, 2016 as well as the unaudited financial statements included in Quarterly Reports on Form 10-Q for each of the first three quarters of the fiscal year, with management and Cantel's independent registered public accounting firm; (2) discussed with our independent registered public accounting firm the matters required to be reviewed pursuant to the Public Company Accounting Oversight Board Auditing Standard No. 16; (3) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm communications with the Audit Committee concerning independence; and (4) discussed with our independent registered public accounting firm their independence. The Audit Committee has considered the compatibility of the independent registered public accounting firm's provision of non-audit services with maintaining the firm's independence and found the provision of such services to be compatible with the firm's independence.

        Based upon the above review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the year ended July 31, 2016 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee:
Ann E. Berman (Chair) Alan R. Batkin George L. Fotiades

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(SAY-ON-PAY VOTE)

        As required by Section 14A of the Exchange Act, we are providing our stockholders with a vote on a non-binding, advisory basis on the compensation of our Named Executive Officers, as such compensation is disclosed under Item 402 under the SEC's Regulation S-K in the Compensation Discussion and Analysis section of this Proxy Statement, the accompanying tabular disclosure regarding such compensation and the related narrative disclosure. We urge our stockholders to review the Compensation Discussion and Analysis section of this Proxy Statement and the related executive compensation tables and narratives for more information about our NEOs' compensation.

        Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. Consistent with our performance-based compensation philosophy, we reserve the largest portion of potential compensation for performance- and equity-based programs. Our performance-based bonus program rewards the Company's executive officers for achievement of key operational goals that we believe will provide the foundation for creating long-term stockholder value, while our equity awards, mainly in the form of restricted stock, reward long-term performance and align the interests of management with those of our stockholders.

        Among the various forms of performance-based compensation, we believe that equity awards, in particular, serve to align the interests of our executives with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. Equity awards closely align the long-term interests of our executives with those of our stockholders because the value of such awards is dependent upon the Company's stock price. In addition, equity awards align with our growth strategy and provide significant financial upside if our growth objectives are achieved, while placing a significant portion of our executives' compensation at-risk if our objectives are not achieved.

        The Board believes that the information provided above and within the Compensation Discussion and Analysis section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests and support long-term value creation. Accordingly, the following resolution is to be submitted for a stockholder vote at the meeting:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement."

        Because the vote is advisory, it will not be binding on the Board. The vote on this proposal is not intended to address any specific element of compensation. However, the Board and the Compensation Committee will review the voting results and take into account the outcome when considering future executive compensation arrangements. The Board and management are committed to our stockholders and understand that it is useful and appropriate to obtain the views of our stockholders when considering the design and initiation of executive compensation programs.

        The Board recommends that stockholders vote "FOR" Proposal 2 to approve the compensation of the Company's Named Executive Officers, as described in the Compensation Discussion and Analysis, the compensation tables and narrative disclosures in this Proxy Statement.

 PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Ernst & Young LLP has audited our financial statements for over twenty-five years. In addition to retaining Ernst & Young LLP to audit our consolidated financial statements for fiscal year 2016, we retained Ernst & Young LLP to provide audit related services in the fiscal year 2016, and expect to continue to do so in the future. A representative of Ernst & Young LLP is expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

Auditor Fees

        The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q (Audit Fees) for fiscal year 2016 and fiscal year 2015, and fees billed for audit related services rendered by Ernst & Young LLP.

	2015	2016
Audit Fees(1)	$2,049,184	$1,697,882
Audit Related Fees(2)(3)	22,500	62,137
Tax Fees(4)	44,590	0
Other(3)(5)	2,695	1,995

Total	$2,118,969	$1,762,014

(1)
Audit fees for fiscal year 2016 and fiscal year 2015 related to (i) the audits of the annual consolidated financial statements, (ii) reviews of the quarterly financial statements, and (iii) the audits of the effectiveness of our internal control over financial reporting.

(2)
Audit related fees for fiscal year 2015 consisted of fees to assist us in acquisition related due diligence as well as the audit of a 401(k) savings and retirement plan. Audit related fees for fiscal year 2016 consisted of fees to assist us in the audit of a 401(k) savings and retirement plan.

(3)
The Audit Committee has determined that the provision of all non-audit services performed for us by Ernst & Young LLP is compatible with maintaining that firm's independence.

(4)
Tax fees consisted primarily of services related to international tax compliance in fiscal year 2016.

(5)
Other fees for fiscals 2016 and 2015 were for access to Ernst & Young LLP's accounting research database.

        The Audit Committee has a written preapproval policy with respect to certain services to be provided by our independent registered public accounting firm. However, as a matter of practice, prior to engaging Ernst & Young LLP for any services outside of the normal audit services, we obtain the prior approval of the Audit Committee even if not technically required under the terms of the policy. In fiscals 2016 and 2015, all of the audit fees, audit-related fees, and other fees were approved in accordance with the preapproval policy.

        The Board recommends that stockholders vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

 MISCELLANEOUS

Annual Report to Stockholders

        Cantel's 2016 Annual Report to Stockholders is being mailed to stockholders contemporaneously with this Proxy Statement.

Form 10-K

        UPON THE WRITTEN REQUEST OF A RECORD HOLDER OR BENEFICIAL OWNER OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING, WE WILL PROVIDE WITHOUT CHARGE A COPY OF OUR ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR THE FISCAL YEAR ENDED JULY 31, 2016, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE. REQUESTS SHOULD BE MAILED TO MS. WENDY HAGEN, CANTEL MEDICAL CORP., 150 CLOVE ROAD, LITTLE FALLS, NJ 07424. OUR ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE THROUGH OUR WEBSITE AT WWW.CANTELMEDICAL.COM.

Proposals of Stockholders; Stockholder Business

        The deadline for submitting a stockholder proposal for inclusion in the proxy materials for our 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is August 1, 2017. Under our By-laws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders without inclusion in our proxy materials. These procedures provide that stockholders wishing to submit proposals or director nominations at the 2017 Annual Meeting of Stockholders that are not to be included in such proxy materials must do so by no later than the close of business on the 60th day and no earlier than the close of business on the 90th day prior to the first anniversary of this meeting (no earlier than October 7, 2017 and no later than November 6, 2017, as currently scheduled); provided, however, that in the event that the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to the such annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. Stockholders wishing to submit any such proposal are also advised to review Rule 14a-8 under the Exchange Act and our By-laws.

        Your vote is important. We urge you to vote by mail, by telephone, or on the Internet without delay.

Eric W. Nodiff Corporate Secretary

Dated: November 29, 2016

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CANTEL MEDICAL CORP. 150 CLOVE ROAD, 9TH FLOOR LITTLE FALLS, NJ 07424 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKSBELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 01 Charles M. Diker The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Advisory vote to approve Named Executive Officer compensation. For Against Abstain 02 Alan R. Batkin 3. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2017. 03 Ann E. Berman 04 Mark N. Diker NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 05 Anthony B. Evnin 06 Laura L. Forese 07 George L. Fotiades 08 Jorgen B. Hansen 09 Ronnie Myers Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000302570_1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com CANTEL MEDICAL CORP. Annual Meeting of Stockholders January 5, 2017 9:30 a.m. This proxy is solicited by the Board of Directors I appoint Charles M. Diker and Eric W. Nodiff, or either of them, as my proxies, with full power of substitution, to vote all shares of Common Stock of CANTEL MEDICAL CORP. that I am entitled to vote at the Annual Meeting of Stockholders to be held on January 5, 2017 at 9:30 a.m. at The Harmonie Club, 4 East 60th Street, New York, New York, and any adjournment of the meeting on all matters coming before said meeting. My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all nominees listed under Item 1, and "FOR" Item 2 and Item 3. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise. Continued and to be signed on reverse side 0000302570_2

QuickLinks

Information about the Annual Meeting
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
BOARD MATTERS; COMMITTEES
EXECUTIVE OFFICERS OF CANTEL
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY VOTE)
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
MISCELLANEOUS